                                                                    EXHIBIT 10.6


                                 CENTRE SQUARE

                          PHILADELPHIA, PENNSYLVANIA

                                 OFFICE LEASE

                                    BETWEEN

                                 CENTRE SQUARE

                                   LANDLORD

                                      AND

                              FARM JOURNAL, INC.

                                    TENANT

                             DATED: JULY 17, 1995

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   REFERENCE DATA.......................................................  1
2.   DEMISE...............................................................  3
3.   TERM.................................................................  3
4.   LEASE YEARS..........................................................  3
5.   RENT.................................................................  4
6.   LANDLORD IMPROVEMENTS................................................  9
7.   TENANT IMPROVEMENTS..................................................  9
8.   ALTERATIONS..........................................................  9
9.   PERMITTED USES....................................................... 10
10.  COMPLEX OPERATION AND SERVICES....................................... 11
11.  INTERRUPTION OF SERVICES............................................. 14
12.  REPAIRS.............................................................. 15
13.  [INTENTIONALLY DELETED].............................................. 16
14.  QUIET ENJOYMENT...................................................... 16
15.  LANDLORD'S RIGHT OF ENTRY............................................ 17
16.  SURRENDER OF PREMISES................................................ 17
17.  MISCELLANEOUS COVENANTS.............................................. 19
18.  RULES AND REGULATIONS................................................ 20
19.  PERFORMANCE OF TENANT'S COVENANTS.................................... 21
20.  EMINENT DOMAIN....................................................... 21
21.  CASUALTY DAMAGE...................................................... 22
22.  INSURANCE; WAIVER OF SUBROGATION..................................... 23
23.  MORTGAGES AND OTHER AGREEMENTS....................................... 25
24.  SUBORDINATION AND ATTORNMENT......................................... 26
25.  ASSIGNMENT AND SUBLETTING............................................ 27
26.  MERGERS.............................................................. 31
27.  DEFAULT.............................................................. 32
28.  LANDLORD'S REMEDIES.................................................. 32
29.  UNDERLYING LEASES AND ESTATES........................................ 36
30.  SUCCESSORS AND ASSIGNS, LIMITATION OF LANDLORD'S LIABILITY........... 36
31.  LETTER OF CREDIT..................................................... 36
32.  SPRINKLER SYSTEM; LIFE SAFETY SYSTEM................................. 38
33.  ENVIRONMENTAL CONSIDERATIONS......................................... 39
34.  HOLDING OVER......................................................... 40
35.  RENTABLE SQUARE FEET................................................. 41
36.  LOWER MEZZANINE SPACE................................................ 41
37.  EXPANSION OPTIOn..................................................... 41
38.  RIGHT OF FIRST OFFER................................................. 44
39.  OPTION TO RENEW...................................................... 47
40.  DETERMINATION OF MARKET RENT......................................... 48
41.  SATELLITE DISH....................................................... 50

42.  PARKING.............................................................. 51
43.  WAIVERS.............................................................. 51
44.  WAIVER OF TRIAL BY JURY; WAIVER OF NOTICEs........................... 51
45.  SEVERABILITY......................................................... 52
46.  NOTICES.............................................................. 52
47.  BROKERS.............................................................. 52
48.  NON-LIABILITY OF AGENT............................................... 52
49.  AMENDMENT AND MODIFICATION........................................... 53
50.  HEADINGS AND TERMS................................................... 53
51.  GOVERNING LAW........................................................ 53
52.  REDEVELOPMENT AUTHORITY PROVISIONS................................... 53
53.  DELIVERY FOR EXAMINATION............................................. 54
54.  SURVIVAL............................................................. 54
55.  TIME OF ESSENCE...................................................... 54
56.  JOINT AND SEVERAL LIABILITY.......................................... 54
57.  TENANT'S REMEDIES.................................................... 54
58.  LANDLORD'S CURE PERIOD............................................... 54

                                     LEASE

EXHIBITS

1.        Plan of Leased Premises
6.        Operating Expense
7.        Landlord Improvements
8.        Tenant Improvements
9.        Standards for Work to be Performed by Tenant
11.1      HVAC Specifications
11.2      Janitorial Specifications
11.3      Security Guard Service
19.       Rules and Regulations
24.       Tenant Estoppel Letter
25.       Form of Subordination, Non-Disturbance and Attornment Agreement
36.1      Location of Lower Mezzanine Demising Wall and Corridor
36.2      Lower Mezzanine Work
37.1      Additional Space Improvements
37.2      Annual Fixed Rents per Rentable Square Foot
42.       Parking, Agreement

                   LEASE with FARM JOURNAL, INC. ("Tenant")

                     on Premises in Centre Square Complex
                          Philadelphia, Pennsylvania

This Lease made as of the Date of Lease set forth in the following Reference Data (the "Reference Data") by and between CENTRE SQUARE (the "Landlord"). and the Tenant identified immediately above.

1. REFERENCE DATA. For purposes of this Lease. the terms set forth below shall have the meanings or be assigned the amounts as follows:

Date of Lease:                              July 17, 1995
-------------           ----------------------------------------------------

Annual Fixed Rent:      Lease Years 1-2          $635,055 per year (subject
-----------------                                to Fixed Rent Credit for
                                                 Lease Year 1)
                        Lease Years 3-4          $655,946 per year
                        Lease Year 5             $676,837 per year
                        Lease Years 6-9          $823,074 per year
                        Lease Year 10            $864,856 per year

Lease Term:                                      Ten (10) years, subject to
----------                                       Section 3 of this Lease and
                                                 Section 5.3 of Exhibit 8.

Building:                                        The ____ east office tower,  X
--------                                                                     ---
                                                 west office tower or galleria
                                                 of the Complex (check
                                                 applicable line).

Complex:                                         The project commonly known
-------                                          as Centre Square consisting
                                                 of two office towers, a
                                                 galleria and the Lot.

Lot:                                             The land comprising a block
---                                              in the City of Philadelphia,
                                                 Commonwealth of Pennsylvania,
                                                 bounded by Market Street,
                                                 Fifteenth Street, Ranstead
                                                 Street and Sixteenth Street.

Leased Premises:                                 The Leased Premises consists
---------------                                  of approximately 47,723
                                                 Rentable Square Feet and is
                                                 located as follows:  Floor
                                                 28, containing approximately
                                                 30,864 Rentable Square Feet;
                                                 the portion of floor 27 shown
                                                 crosshatched on the floor plan
                                                 attached hereto as Exhibit 1,
                                                 containing approximately 10,918
                                                 Rentable Square Feet; the
                                                 portion of the Lower Mezzanine
                                                 shown
                                                 crosshatched on the floor plan
                                                 attached hereto as Exhibit 1,
                                                 containing approximately 5,941
                                                 Rentable Square Feet.

Tenant's Expense
Proportionate Share:                             2.790%
-------------------

Tenant's Tax
Proportionate Share:                             2.530%
-------------------

Operating Expense Allowance:                     Actual Operating Expense for
---------------------------                      the 1995 calendar year

Real Estate Tax Allowance:                       Actual Adjusted Real Estate
-------------------------                        Taxes for the 1995 calendar
                                                 year

Broker(s):                                       The Galbreath Company and
---------                                        Julien J. Studley, Inc.

Tenant's Address for Notices:                    At the Leased Premises, with
----------------------------                     copies to:
                                                 Tribune Properties
                                                 435 North Michigan Avenue
                                                 Chicago, IL 60611
                                                 Attention:  Director of Real
                                                             Estate
                                                                       and
                                                 Tribune Properties
                                                 435 North Michigan Avenue
                                                 Chicago, IL 60611
                                                 Attention:  General Counsel

Managing Agent:                                  The Galbreath Company
--------------

Address of Managing Agent:                       14th Floor
-------------------------                        2000 Market Street
                                                 Philadelphia, PA 19103

Permitted Uses:                                  Executive and general office
--------------                                   purposes, and broadcasting
                                                 purposes.

2. DEMISE. Landlord hereby demises and lets to Tenant and Tenant hereby takes and hires from Landlord the Leased Premises identified in Section 1 above and delineated in Exhibit 1, attached hereto and made a part hereof, TOGETHER WITH, the right to use in common with Landlord and other Tenant's, occupants and visitors to the Complex, the common walkways and sidewalks of the Lot, the Complex lobby, Complex entrances, all other facilities of the Complex intended for the common use of Tenant's, occupants and visitors to the Complex, and, if the Leased Premises includes less than an entire floor of the Complex, the common lobbies, hallways, lavatories and other common facilities of such floor.

3. TERM. The term of this Lease (the "Term" or "Lease Term") shall commence on the Commencement Date which shall be the earlier of (A) the date on which Tenant takes possession of the Leased Premises for thc operation of its business, or (B) the date which is seven (7) calendar days after the date of Substantial Completion of the Landlord Improvements and the Tenant Improvements (as such terms are hereinafter defined). If the Commencement Date occurs on the first day of a calendar month, the Term shall continue for the period of years set forth in Section 1 of this Lease from the Commencement Date, unless extended or sooner terminated as proposed in this Lease. If the Commencement Date occurs on any day other than the first day of a calendar month, the Term shall continue for the period of years set forth in Section 1 of this Lease from the first day of the calendar month immediately following the Commencement Date, unless extended or sooner terminated as proposed in this Lease. The foregoing is subject to the provisions of Section 5.3 of Exhibit 8.

After the date of Substantial Completion has been determined in accordance with the provisions of Article 5 of Exhibit 8 to this Lease, Landlord shall give notice to Tenant advising Tenant of the Commencement Date and the expiration date of thc Term.

4. LEASE YEARS. The first lease year of the Term shall commence on the Commencement Date and shall end (A) on the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of the month, or (B) the last day of thc month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. The foregoing is subject to the provisions of
Section 5.3 of Exhibit 8. Each subsequent lease year shall be a period of twelve months, commencing on the day immediately following the expiration of the prior lease year and expiring on the day immediately preceding the anniversary of thc commencement of such lease year.

The Annual Fixed Rent set forth in Section 1 is an annualized amount. If the first lease y ear is more than 365 days, Tenant shall pay a pro rated amount of the Annual Fixed Rent set forth in Section 1 for the period which is in excess of 365 days.

5.   RENT

A.   Payment of Rent.  Annual Fixed Rent is payable by Tenant in monthly
     ---------------
     installments of one-twelfth (1/12/th/) of the annual Fixed Rent, without prior notice or demand, in advance, on the first day of each month at the Managing Agent's address set forth in Section 1 of this Lease or at such other place as Landlord may direct. Tenant hereby covenants and agrees to pay when due the Annual Fixed Rent, and all other sums payable to Landlord hereunder (such other sums being hereinafter collectively referred to as "Additional Rent," and Annual Fixed Rent and Additional Rent being hereinafter collectively referred to as "Rent"). If any installment of Rent is not paid within ten (10) days after the same is due, Tenant shall pay Landlord an administrative charge of one and one half percent (1.5%) of the amount of the overdue installment. If such installment of Rent is not paid within thirty (30) days after it is due, an additional one and one-half percent (1.5%) administrative charge shall be added, and at the expiration of each subsequent thirty-day period a further one and one-half percent (1.5%) administrative charge shall be added until the installment in is paid. Except as otherwise expressly set forth in this Lease, all Rent shall be paid without any setoff or deduction whatsoever. Tenant's covenant and agreement to pay Rent shall for all purposes be construed to be a separate and independent covenant.

B.   Fixed Rent Credit.  Tenant shall receive a credit in the amount of $564,057
     -----------------
     against the Annual Fixed Rent payable by Tenant for the first lease year of Term (the "Fixed Rent Credit"). The Fixed Rent Credit shall be applied on a dollar-for-dollar basis to the monthly installments of Annual Fixed Rent for the Leased Premises due and owing after the Commencement Date, until exhausted.

C.   Components of Annual Fixed Rent. The Annual Fixed Rent set forth in Section
     -------------------------------
     1 of this Lease consists of three components: (i) the .Annual Fixed Rent for the Leased Premises, not including the space located on the Lower Mezzanine; (ii) the Annual Fixed Rent for the portion of the Leased Premises located on the Lower Mezzanine (the "Lower Mezzanine Space") and
     (iii) the Annual Fixed Rent for the Pricing Spaces (as hereinafter defined). The Annual Fixed Rent for the Leased Premises, not including the Lower Mezzanine Space is as follows:

               Lease Years 1-2              $564,057 per year (subject to Fixed
                                            Rent Credit for Lease Year 1)

               Lease Years 3-4              $584,948 per Year

               Lease Year 5                 $605,839 per Year

               Lease Years 6-9              $752,076 per Year

               Lease Year 10                $793,858 per Year

     The Annual Fixed Rent for the Lower Mezzanine Space is $46,518 per year, throughout the Lease Term. The Annual Fixed Rent for the Parking Spaces is $24,480 per year, throughout the Lease Term.

6.   ESCALATION


A.   Real Estate Taxes.  If Adjusted Real Estate Taxes for any Tax Year,
     -----------------
     beginning with the calendar year 1995, shall be greater than the Real Estate Tax Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Tax Proportionate Share of such difference. (The amount of Tenant's Tax Proportionate Share of such difference is hereinafter referred to as the "Tax Adjustment".) If the expiration date of the Lease Term is any date other than the last day of a Tax Year, the Tax Adjustment shall be allocated proportionately to the amount of time such Tax Year that the Lease Term is in effect.

     Following the Landlord's receipt of the annual bills for Real Estate Taxes for each Tax Year during the Lease Term. Landlord shall furnish Tenant with a Tax Statement. Tenant shall pay the Tax Adjustment in one payment within thirty (30) days after Tenant receives the Tax Statement.

     As used in this Lease, the following words and terms shall be defined as hereinafter set forth:

     (i) "REAL ESTATE TAXES" shall mean all taxes, charges, impositions, levies, assessments and burdens and special assessments of every kind and nature assessed or imposed by any governmental or quasi-governmental body or authority or special service district on and or with respect to the Lot or the Complex or the rents therefrom (including taxes based on gross receipts) which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot or Complex, subject to the following:

     a. the amount of special taxes or special assessment to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined, if such special tax or assessment is permitted to be paid in installments; and

     b. there shall be excluded from such taxes all federal and state income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the method of taxation then prevailing shall be altered so that any tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Real Estate Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the Lot or Complex or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Real Estate Taxes to the extent that such items would be payable if the Lot and Complete were the only property of Landlord subject thereto and the income received by Landlord from the Lot and Complex were the only income of Landlord, and

     c. there shall be excluded from Real Estate Taxes any Use and Occupancy Tax which Landlord may collect from Tenant for payment to any governmental authority, provided, however, that Tenant shall pay such Use and Occupancy Tax to Landlord as Additional Rent upon demand if Landlord is required by law to collect such tax for any governmental authority, in which case Landlord shall remit any amounts paid to Landlord to the appropriate governmental authority.

     (ii) "ADJUSTED REAL ESTATE TAXES" shall mean the Real Estate Taxes for any Tax Year, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings for refunds incurred during such Tax Year. If Landlord is successful in obtaining a refund for an Tax year, the Adjusted Real Estate Taxes for the Tax Year to which such refund is applicable shall be recalculated to reflect the amount of thc refund received by Landlord, and Tenant shall receive a credit equal to the amount of the difference between the Tax Adjustment which has accruals paid by Tenant and the Tax Adjustment which is actually due, taking into account the amount of the refund, Such credit shall be applied to the next installments of Rent coming due under this Lease. If, following the expiration of the Term, Landlord receives a refund which is applicable to any lease year of the Term, Landlord shall pay the foregoing amount to Tenant within thirty (30) days after Landlord's receipt of such refund.

               (iii) "REAL ESTATE TAX ALLOWANCE" shall mean and equal the amount set forth in Section 1 of this Lease.

          (iv) "TAX YEAR" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be duly adopted as the fiscal year for real estate tax purposes by the City of Philadelphia, occurring during the Lease Term.

          (v) "TENANTS TAX PROPORTIONATE SHARE" shall mean and equal the percentage set forth in Section 1 of this Lease

          (vi) "TAX STATEMENT" shall mean a statement in writing signed by Landlord, setting forth (a) the Adjusted Real Estate Taxes for any Tax Year, (b) the Real Estate Tax Allowance, and (c) the Tax Adjustment payable by Tenant for a specified Tax Year, or portion thereof.

B.   Operating Expenses.  If the Operating Expense for any Operating Year,
     ------------------
     beginning with calendar year 1996, shall be greater than the Operating Expense Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Expense Proportionate

     Share of the difference. (The amount of Tenant's Expense Proportionate Share of such difference is hereinafter referred to as the "Operating Expense Adjustment".) If the expiration date of the Lease Term is any date other than the last day of an Operating Year, the Operating Expense Adjustment will be allocated proportionately to the amount of time in such Operating Year that the Lease Term is in effect.

     From and after January 1, 1997, Tenant shall pay to Landlord, on account of the Operating Expense Adjustment for the current Operating Year, monthly installments in advance equal to one-twelfth (1/12/th/) of the estimated Operating Expense Adjustment for such Operating Year (the "Operating Expense Estimate"). Such installments shall be payable on the first day of each month throughout the Lease Term at the Managing Agent's address set forth in Section 1 or at such other place as Landlord may direct, except that, if the Commencement Date occurs on a day other than the first day of a month, the first such installment shall be paid on the Commencement Date and apportioned based on the number of days in such month occurring form and after the Commencement Date. Following the end of each Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement (as hereinafter defined). Within thirty (30) days following the receipt of such Operating Expense Statement, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) the sum of (i) any deficiency (or excess) between the installments paid on account of the preceding Operating Year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such

          Operating Year, and (ii) any deficiency (or excess) between (a) the total of the installments paid on account of the Operating Expense Adjustment for the current Operating Year in which the Operating Expense Statement is issued, and (b) the product of one-twelfth (1/12) of the Operating Expense Estimate as shown on the Operating Expense Statement for the current Operating Year and the number of months which have elapsed during such Operating Year, Until the Operating Expense Estimate for the current Operating Year is furnished by Landlord, Tenant shall continue to pay monthly installments on account of the current Operating Year's Operating Expense Adjustment based upon the preceding Operating Year's Operating Expense Estimate.

          As set forth above, Tenant's obligation to pay monthly installments of the Operating Expense Estimate does not commence until January 1, 1997. If there is any Operating Expense Adjustment due for the 1996 calendar year, Tenant shall pay such amount in one lump sum within thirty (30) days following receipt of the Operating Expense Statement.

As used in this Lease, the following words and terms shall be defined as hereinafter set forth:

               (i) "OPERATING YEAR" shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

               (ii) "OPERATING EXPENSE ALLOWANCE" shall mean and equal the amount set forth in Section 1 of this Lease.

               (iii) "TENANT'S EXPENSE PROPORTIONATE SHARE" shall mean and equal the percentage set forth in Section 1 of this Lease.

               (iv) "OPERATING EXPENSE STATEMENT" shall mean a statement in writing certified by Landlord, Managing Agent or Landlord's accountants, setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, (b) the Operating Expense Allowance, (c) the Operating Expense Adjustment for such Operating Year, or portion thereof, and (d) the Operating Expense Estimate for the current Operating Year.

               (v) "OPERATING EXPENSE" shall mean all expenses incurred by Landlord in connection with the ownership, management, maintenance, operating, replacement and repair of the Complex and the Lot, as more particularly defined in Exhibit 6 to this Lease, Landlord shall use reasonable efforts to refrain from incurring any Operating Expense which would be excessive or commercially unreasonable.

The Operating Expense for any Operating Year or portion thereof during which less than one hundred percent (100%) of the rentable area of the Complex is leased to Tenant's shall be increased to include an imputed cost for unoccupied portions of the Complex in an amount equal to the additional Operating Expense which Landlord reasonably determines would have been incurred by Landlord had one hundred percent (100%) of the rentable area of the Complex been occupied by Tenant's during such period. In addition, if in any Operating Year any tenant of the Complex is providing for itself any services the cost of which would be included in Operating Expense if such service were provided by Landlord, the Operating Expense for such Operating Year shall be increased to include an imputed amount equal to the additional Operating Expense that would have been incurred by Landlord had Landlord provided to such tenant the services that were provided to Tenant's generally.

C.   Tenant's Right of Review
     ------------------------

          (i) Tenant's shall have the right to inspect the books and records used by Landlord in calculating the Operating Expense Adjustment for a particular year within ninety (90) days following receipt of the Operating Expense Statement for such year during regular business hours after having given Landlord written notice at least ten (10) days prior thereto; provided, however, that Tenant shall make all payments of Additional Rent without delay.

          (ii) Unless Tenant shall taken written exception to any Operating Expense Statement within ninety (90) days after Tenant's receipt of the same, such statement shall be final and binding upon Tenant. The foregoing 90-day period shall be extended for a period of time equal to the length of any delay caused by Landlord in connection with Tenant's review of Landlord's books and records.

          (iii) Tenant's inspection of Landlord's books and records (the "Tenant Review") shall be performed by an employee or employees of Tenant or by a reputable public accounting firm, consultant or contractor engaged by Tenant. In no event, however, shall Tenant agree to pay any entity which performs such inspection on a contingent fee or percentage of recovery basis.

          (iv) Landlord shall make its books and records available for the Tenant Review at the Complex or at the offices of Managing Agent in Philadelphia, Pennsylvania, or at the offices of Landlord's accountants, in Philadelphia, Pennsylvania.

          (v) Landlord shall maintain its books and records used in calculating Operating Expense in an orderly and businesslike fashion.

7. LANDLORD IMPROVEMENTS. Landlord shall perform certain work in the Leased Premises (not including the Lower Mezzanine Space, as to which the provisions of Section 36 shall be applicable) at the sole cost and expense of Landlord (the "Landlord Improvements"). The Landlord Improvements are described in Exhibit 7 to this Lease and shall be performed in accordance with the provisions of
Exhibit 8 to this Lease.

8. TENANT IMPROVEMENTS. Tenant desires to have certain additional improvements constructed in the Leased Premises (not including the Lower Mezzanine Space, as to which the provisions of Section 36 shall be applicable) in order to prepare thc Leased Premises for Tenant's occupancy (the Tenant Improvements"). The cost of completing the Tenant Improvements shall be paid from the Construction Allowance (as hereinafter defined) and, to the extent hereinafter set forth, from Tenant's own funds. Landlord shall complete the Tenant Improvements in accordance with the provisions of Exhibit 8 to this Lease.

9.   ALTERATIONS

A. The term "Alteration" as used in this Lease shall mean an installation, improvement, alteration or addition to the Leased Premises other than the Tenant Improvements. The term "Material Alteration" shall mean (a) any Alteration which affects any structural component of the Building or any of the Building systems or equipment, or the operation or effectiveness thereof, or the exterior appearance of the Building; or (b) any Alteration which entails the covering of any floor of the Leased Premises with carpeting or any other floor covering; or (c) any Alteration (other than an Alteration which is cosmetic or decorative in nature, such as painting (but not including carpeting) which by itself costs more than Twenty-Five Thousand Dollars ($25,000) or which is part of a larger project, program, plan or group of such Alterations which costs more than Twenty-Five Thousand Dollars ($25,000) in the aggregate.

B. Tenant shall not make any Material Alteration to thc Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In connection with any request by Tenant for Landlord's consent to a Material

     Alteration, Tenant shall submit to Landlord plans and specifications therefor in such detail as Landlord may reasonably require.

C. Although Landlord's consent shall not be required for any Alteration which is not a Material Alteration, Tenant shall nonetheless notify Landlord of such Alteration before it is installed or erected.

D. Tenant shall comply with the requirements of Exhibit 9 in connection with the construction of any Alterations, except that the first and second sentences of Section 9(A) of Exhibit 9 shall apply only to Material Alterations. All Alterations shall be deemed part of the Complex and shall not thereafter be removed by Tenant unless within twenty (20) days after Landlord's receipt of request for approval of a Material Alteration pursuant to Section 9(B) or notice of any other Alteration pursuant to
     Section 9(C), Landlord gives notice to Tenant that upon the expiration or earlier termination of the Lease Term, Tenant shall be obligated to remove such Material Alteration or such other Alteration, as applicable. If Landlord gives such notice, Tenant shall be required to restore the Leased Premises to its condition prior to the installation of such Material Alteration or other Alteration, as more particularly set forth in Section 17 of this Lease.

E. In connection with Tenant's initial occupancy of the Leased Premises, Tenant intends to install a stained glass window in the Leased Premises, subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the provisions of
     Section 9(D) or Section 17(A) of this Lease, the stained glass window shall remain the property of Tenant and Tenant shall have the right to remove the same upon the expiration of the Lease Term. Tenant shall repair any damage caused by the installation and/or removal of the stained glass window (including, without limitation, repairing and patching holes and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the installation of the stained glass window. If Tenant fails to remove the stained glass window upon the expiration or earlier termination of the Lease Term, then the same shall be deemed to have been abandoned by Tenant, and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord sees fit.

10.  PERMITTED USES.

A. Tenant covenants and agrees to use and occupy the Leased Premises only in conformity with law and for the uses specified in Section 1 of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to use the Leased Premises for broadcasting purposes only if such use (I) is permitted under applicable zoning and other law; (ii) is not prohibited by the terms of any other existing lease of space in the Complex; (iii) will not interfere with the operation of the Complex or with the Complex systems; and (iv) will not be disturbing to other Tenant's.

     For purposes of this Lease, the term "executive and general office purposes" shall not include use as a school, college, university or educational institution of any type; use as a governmental or quasi-governmental agency; use for any purpose which is not consistent with the operation of the Complex as a first-class office building; use as an employment, recruitment or temporary help service or agency; or any use involving regular traffic by the general public.

B. Tenant covenants and agrees not to use or permit any use of the Leased Premises which creates any safety hazard, which would be dangerous to the Leased Premises, the Complex or the occupants of same, or which would be disturbing to other Tenant's or occupants of the Complex. If Tenant uses or permits any use of the Leased Premises for any purpose which would cause any increase in premium for any insurance which Landlord may then have in effect with respect to the Complex generally, such use shall not constitute an Event of Default under this Lease provided that (i) such use otherwise complies with the requirements of this Lease, and (ii) Tenant pays Landlord the amount of such increase in premium.

11.  COMPLEX OPERATION AND SERVICES

A. Subject to the provisions of this Section 11, Landlord shall furnish through Landlord's employees or independent contractors, the following services:

               (i) Heating, ventilating, and air conditioning shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m., except holidays, and Saturdays from 8:00 a.m. to 1:00 p.m., except holidays (referred to hereinafter as "Business Hours"), in conformity with the standards set forth in Exhibit
11.1. Heating, ventilating and air conditioning service shall be subject to such regulations as the Department of Energy or other governmental agency shall adopt from time to time.

               (ii) If Tenant shall require heating, ventilating, and air-conditioning outside the hours and days above specified ("After Hour HVAC Service"), Landlord shall furnish such for the area or areas specified on written request of Tenant delivered to Landlord before 3:00 p.m. of the business day preceding the extra usage period. Tenant shall pay Landlord for such After Hours HVAC Service upon invoice from Landlord to Tenant at the rates established by Landlord from time to time. If another tenant which is serviced by the same HVAC system that services Tenant also requests After Hours HVAC Service for all or a part of the same period as Tenant, the charge to Tenant shall be equitably apportioned for the relevant period or portion thereof.

               (iii) Maintenance and cleaning of the Leased Premises shall be provided Monday through Friday (excluding holidays), after Business Hours, in accordance with the standards set forth in Exhibit 11.2.

               (iv) Normal elevator service shall be provided for the of all Tenant's and the general public during Business Hours. Limited elevator service shall be provided at all other times. During periods of "limited elevator service" there shall be at least one elevator cab in operation.

               (v) Freight elevator service for normal business deliveries shall be supplied in common with service to Landlord and other Tenant's, weekdays between the hours of 8:00 a.m. and 5:00 p.m. No deliveries of construction materials or moving of large quantities of furniture or equipment shall be permitted during such hours. The freight elevator may be used by Tenant for such purposes, in common with service to others, at other times reasonably established by Landlord for such purposes, upon payment of the reasonable charges therefor established by Landlord. Notwithstanding the foregoing, there shall be no charge for the use of the freight elevator during the period of Tenant's initial move into the Leased Premises.

               (vi) Hot and cold water for normal lavatory purposes, drinking fountains, coffee makers and kitchens (incident to Tenant's use of the Leased Premises for general office purposes) shall be provided twenty-four (24) hours per day, three hundred sixty-five (365) days per year. If Tenant requires water for additional purposes, Tenant shall pay the cost thereof as shown on a meter to be installed and maintained at Tenant's expense to measure such additional consumption.

               (vii) Subject to the following sentence, Landlord shall provide security guard service in accordance with the standards set forth in Exhibit
11.3. Landlord shall not be required to continue to provide such security guard service, however, any future security system introduced at the Complex shall provide a comparable level of security. All persons entering or leaving the Complex before or after Business Hours may be required to do so under such regulations as the Landlord may impose, and Tenant shall comply (and cause its employees, agents, contractors and invitees to comply) with such security regulations and procedures as Landlord from time to time may generally impose for the Complex and its occupants, including registering with a security desk. Landlord makes no representation that the present or any future system employed at the Complex to monitor access to the Complex will prevent unauthorized access to the Complex or the Leased Premises.

               (viii) Cleaning and maintenance of the common areas of the Complex.

               (ix) Operation and maintenance of a lobby directory, on which Tenant shall have the right to ninety (90) entries.

               (x) Access to the Complex twenty-four (24) hours per day, three hundred sixty-five (365) days per year basis.

               (xi) Landlord shall maintain and operate the Complex and Lot (excluding those portions of the Complex leased to Tenant's) in compliance at all times with any law, ordinance, code or regulation applicable to the Complex and Lot, the non-compliance with which, individually or in the aggregate, would materially impair Tenant's ability to occupy, possess and otherwise enjoy the Leased Premises or any part thereof for its intended purpose, or which would subject Tenant to liability to any governmental authority.

B. The following terms, as used in this Lease. shall have the meanings set forth below:

          (i) "Electric Allowance" shall mean the product of (a) 1.003 kilowatt hours per month of electric energy (i.e.. five watts per Rentable Square Foot at 85% demand for 236 hours per month), pro rated for any partial month, and (b) the number of Rentable Square Feet in the Leased Premises.

          (ii) "Electric Allowance Cost" means the amount that Tenant would pay the electric utility providing service to the Complex at the general service rate, using the demand amount recorded by the demand meter, assuming that Tenant's usage of electricity were equal to the Electric Allowance.

          (iii) "Total Electric Cost" means the amount that Tenant would pay thc electric utility providing service to the Complex at the general service rate for all electricity used in the Leased Premises. using the demand amount recorded by the demand meter, and applying such amount against the total electric usage for the Leased Premises.

          (iv) "Excess Electric Cost" means the difference between the Total Electric Cost and the Electric Allowance Cost.

     Landlord shall provide electric energy for the Leased Premises in an amount equal to the Electric Allowance. At any time during the Term, Landlord may, at its election, install usage and demand meters to measure the use of electricity in the Leased Premises. Such meters shall be installed at Landlord's Cost and expense. If Tenant uses more than the Electric Allowance, Tenant shall pay to Landlord the Excess Electric Cost within thirty (30) days after Tenant is billed therefor. Upon request, Landlord shall provide Tenant with a copy of the invoice from the electric utility providing service to the Complex, based upon which Landlord determined the Excess Electric Cost.

C. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Leased Premises by reason of any requirement, act or omission of the public utility serving the Complex with electricity, Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Leased Premises (which capacity shall be sufficient to provide the Electric Allowance), In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Complex electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect to the Complex electric distribution system any fixtures, appliances or equipment other than lamps, personal computers and similar small office machines or make any alterations or additions to the electric system of the Leased Premises, Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. Upon Tenant's request, Landlord shall furnish and install at Tenant's expense all replacement lighting tubes, lamps, bulbs and ballasts required in the Leased Premises.

D. The parties acknowledge that Tenant intends to install a supplemental air conditioning unit (the "Supplemental Unit") for a portion of the Leased Premises, as part of the Tenant Improvements, The Supplemental Unit shall be connected to Landlord's condenser water system as part of the Tenant Improvements.

     In the event that Tenant hereafter desires to install any additional supplemental HAVC units ("Additional Units"), Landlord shall install the same upon request by Tenant, provided that sufficient electric and condenser water capacity is available. The cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, shall be paid by Tenant as Additional Rent within thirty (30) days after Tenant is billed therefor. If any Additional Unit occupies space outside the Leased Premises, Tenant shall pay rent for such space.

     Landlord shall maintain and repair the Supplemental Unit and any Additional Units, and the cost thereof shall be paid by Tenant within thirty (30) days after Tenant is billed therefor.

     Landlord shall provide condenser water for the Supplemental Units and Additional Units, Tenant's consumption of condenser water and usage of the Supplemental Unit and any Additional Units shall be measured by meters installed by Landlord at Tenant's expense, Tenant shall pay Landlord for condenser water and usage of the Supplemental Unit and any Additional Units at a rate equal to 125% of the cost charged by the municipal authority which supplies the water.

     Tenant shall pay such amounts monthly within thirty (30) days after receipt of Landlord's bill therefor. The foregoing amounts shall be in addition to any other costs payable by Tenant, either from the Construction Allowance or Tenant's own funds, pursuant to the first paragraph of Section 11(D).


12.  INTERRUPTION OF SERVICES

A. Landlord reserves the right to stop any service in the Complex, when necessary by reason of accident, emergency, testing, or fire or similar drills, or until necessary repairs have been completed. In each instance of stoppage, Landlord shall exercise due diligence to promptly eliminate the cause thereof. Except in case of emergency repairs, or fire or similar drills, Landlord will give Tenant at least twenty-four (24) hours' advance notice of any contemplated stoppage during Business Hours and will use reasonable efforts to minimize disruption of Tenant's business.

B. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply any services to be provided by Landlord when prevented by events beyond Landlord's reasonable control.

C. Any interruption, curtailment or failure to supply any service on account of either the exercise by Landlord of its rights under Section l2(A) or any circumstance beyond Landlord's control as set forth in Section l2(B) shall not constitute an actual or constructive eviction or entitle Tenant to any compensation or any abatement or diminution of or set off against Rent or otherwise release Tenant from any of its obligations under this Lease or impose any liability on Landlord.

     Notwithstanding anything to the contrary set forth in this Lease, if the entire Leased Premises or all of thc space leased by Tenant on any one floor is rendered untenantable due to any interruption of services and such untenantability continues for a period in excess of seven (7) consecutive business days, Rent shall abate for the entire Leased Premises or such floor, as the case may be, thereafter, until the Leased Premises, or such floor, are again rendered tenantable for Tenant's normal business purposes, if and only if either (i) the cause of the interruption of services was within the reasonable control of Landlord, or (ii) a Pennsylvania Standard Form of Fire Insurance Policy with extended coverage endorsement would cover loss of rents on account of the event or circumstance which rendered the Leased Premises untenanable.

     In addition, if the Leased Premises is rendered untenantable for a period of one year or more (exclusive of any period of untenantability which is attributable to any delay or condition caused by Tenant) due to any condition other than a casualty (which is addressed in Section 22 of this Lease). Tenant may terminate this Lease at any time prior to the time that the Leased Premises is rendered tenantable.

13.  REPAIRS

A. Landlord shall make, as an Operating Expense of the Complex, all repairs and replacements necessary to maintain in good condition and repair, the base building plumbing, heating, ventilating, air conditioning, electric systems, external windows and floors (excluding carpeting and floor coverings), structural components and roof, provided, however, that Landlord shall not be obligated to make any such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repair is needed. Tenant shall give Landlord prompt written notice of any accident to or defects in the foregoing.

B. In no event shall Landlord be obligated under this Section 13 to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subTenant's, or contractors.
     Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Complex caused by Tenant or its employees, agents, invitees, licensees, subTenant's, or contractors, or as a result of all or any of them moving in or out of the Complex or by installation or removal of furniture, fixtures or other property. Such costs and expenses shall be collectible as Additional Rent and paid by Tenant within thirty (30) days after Tenant is billed therefor.

C. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Premises or the Complex or to any appurtenances or equipment therein; provided, however, Landlord shall use reasonable efforts to minimize any interference with

     Tenant's business operations. Except in case of emergency, Landlord will give Tenant at least twenty-four (24) hours' advance notice if Landlord requires access to the Leased Premises pursuant to this Section. Landlord shall proceed with due diligence to complete any repairs, alterations, additions or improvements with respect to which access to the Leased Premises is required. There shall be no abatement of Rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same.

D. Tenant shall maintain the Leased Premises and the fixtures and appurtenances therein in good condition and repair at all times, damage by fire or other casualty excepted (as to which the provisions of Section 22 of this Lease shall govern). Such obligation shall include, without limitation, all electrical, plumbing and mechanical systems serving the Leased Premises from the point such systems connect to the base building systems on each floor. Upon request by Tenant, Landlord shall perform Tenant's obligations under this Section. Tenant shall pay all costs incurred by Landlord in so doing within thirty (30) days after Tenant is billed therefor. Notwithstanding the foregoing, in no event shall Landlord have any obligation under this Section to maintain or repair (i) any personal property of Tenant, or (ii) any data or telecommunications wiring, equipment or fixtures.


14.  [INTENTIONALLY DELETED]

15. QUIET ENJOYMENT. Tenant, upon paying the Annual Fixed Rent, all Additional Rent, and upon observing, keeping and performing all covenants, agreements and conditions of this Lease on Tenant's part to be observed, kept and performed, shall quietly have and enjoy the Leased Premises throughout the Lease Term without hindrance or molestation by Landlord or by anyone claiming in, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

16. LANDLORD'S RIGHT OF ENTRY. Landlord, any ground lessor, mortgagee or any agent thereof, shall have the right to enter the Leased Premises: to perform Landlord's covenants as set forth in this Lease, for purposes of inspection and to insure Tenant's compliance with the provisions of this Lease, to make any repairs, replacements or alterations to the Complex or do any work which Landlord may deem necessary, or to show the Leased Premises to prospective purchasers of the Complex, and also, during the last year of the Lease Term, to show the Leased Premises to prospective Tenant's. Except in case of emergency, Landlord shall give Tenant at least twenty-four (24) hours' notice prior to exercising its rights under this Section.

Landlord may install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Complex within or through the Leased Premises or through the walls, columns and ceilings therein, provided that Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Leased Premises or damage the appearance thereof.

17.  SURRENDER OF PREMISES.

A. Except as otherwise set forth in Section 9(E) of this Lease, all Alterations shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall give written notice to Tenant to remove such Alterations as provided in Section 9 of this Lease. If Landlord gives such notice, Tenant shall, prior to the expiration of the Term, remove the Alterations as to which such notice is given, repair any damage caused by the installation and/or removal (including, without limitation, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the time that such Alteration was made. Should Tenant fail to remove any such Alteration, or to repair such damage when required by Landlord pursuant to this Section 17, Landlord may do so, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after Tenant is billed therefor. As used herein, the term "Overdue Interest Rate" shall mean and equal four percent (4%) per annum over the prime interest rate announced from time to time by CoreStates Bank, National Association located in Philadelphia, Pennsylvania, or its successor, as being its prime interest rate charged to its most credit-worthy commercial customers for 90-day unsecured loans (the "Prime Rate").

B. Except as hereinafter set forth with respect to Non-Standard Tenant Improvements, Tenant shall have neither the right nor the obligation to remove any of the Tenant Improvements, all of which shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord. Notwithstanding the foregoing, Landlord shall have the right to require that Tenant remove any Non-Standard Tenant Improvements by notice to Tenant given prior to or within a reasonable period after the termination of this Lease. If Landlord gives such notice, Tenant shall be required to promptly remove the Non-Standard Tenant Improvements as to which notice is given, to repair any damage caused by the installation and/or removal of such Non-Standard Tenant Improvements (including, without limitation, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the time that any such Non-Standard Tenant Improvements were made. Should Tenant fail to remove any such Non-Standard Tenant Improvements or to repair such damage when required by Landlord pursuant to this Section 17, Landlord may do so, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after Tenant is billed therefor.

     The term "Non-Standard Tenant Improvements" shall mean (i) the Floor Opening (as hereinafter defined) or any other floor openings or structural alterations; (ii) dumbwaiters; (iii) safes or vaults; (iv) raised floors; or (v) supplemental HVAC units or UPS units.

C. The parties acknowledge that, as part of the Tenant Improvements, Tenant intends to cause an internal staircase to be installed in the Leased Premises. The internal staircase will connect, and require a floor opening between, the 27th and 28th floors (the "Floor Opening"). Notwithstanding anything to the contrary set forth in this Section, if, during the one year period following the expiration or earlier termination of the Term (the "One Year Period"), Landlord leases the Leased Premises to a tenant which intends to utilize the Floor Opening, Tenant shall be released from it obligation to close the Floor Opening and to pay any cost in connection therewith. If either (i) during the One Year Period Landlord leases the portion of the Leased Premises in which the Floor Opening is located to a Tenant which does not intend to use the Floor Opening, or (ii) during the One Year Period Landlord does not lease the portion of the Leased Premises in which the Floor Opening is located then, in either such case, Landlord may give notice to Tenant that Landlord has closed or intends to close the Floor Opening. Such notice (the "Floor Closing Notice") shall set forth the costs incurred or expected to be incurred by Landlord in connection with closing the Floor Opening. Tenant shall pay Landlord one-half of the amount of such costs, as set forth in the Floor Closing Notice, within thirty (30) days after Tenant receives the Floor Closing Notice. Notwithstanding anything to the contrary set forth in this Section, a Floor Closing Notice given pursuant to Section 17(C)(i) above must be given, if at all, within eighteen (18) months following the expiration or earlier termination of the Term; a Floor Closing Notice given pursuant to Section 17(C)(ii) must be given, if at all, within the six month period following the expiration of the One Year Period.

D. Any personal property which shall remain in the Leased Premises or any part thereof after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may set fit, provided that notwithstanding the foregoing Tenant shall, upon request of Landlord made prior to or within a reasonable period after the expiration or earlier termination of this Lease, promptly remove from the Complex any such personal property at Tenant's cost and expense. Should Tenant fail so to do, Landlord may do so, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after Tenant is billed
     therefor.   If such personal property or any part thereof shall be sold by
     Landlord, Landlord may receive and retain the proceeds of such sale(s) as Landlord's property.

18. MISCELLANEOUS COVENANTS. Tenant shall faithfully perform all of the covenants and conditions to be performed and observed by Tenant hereunder and in addition to those covenants and conditions which are set forth elsewhere herein. Tenant agrees:

A. To secure and maintain in effect any governmental approvals. licenses and permits as may be required for Tenant's use and occupancy of the Leased Premises.

B. To comply with all applicable laws, codes and regulations of governmental authorities applicable to Tenant's use and occupancy of the Leased Premises and all rules and regulations of insurers of the Leased Premises and the National Board of Fire Underwriters as they apply to Tenant's use and occupancy of the Leased Premises. Without limiting the generality of the foregoing, Tenant shall comply within the Leased Premises with the requirements of the Americans with Disabilities Act (and all regulations promulgated thereunder), as the same may be amended from time to time (the "Act"). The Act may require, among other things, that the Leased Premises be designed to remove architectural barriers so that the Leased Premises will be readily accessible to people with disabilities, on the same basis as the Leased Premises are accessible to those without such disabilities. The foregoing obligation of Tenant however shall not permit Tenant to make, without Landlord's approval, any changes to the Leased Premises which otherwise would require Landlord's approval under this Lease.

     Tenant shall have no obligation for compliance with the Act of any portion of the Complex other than the Leased Premises and the doors entering into the Leased Premises.

C. If the Leased Premises includes less than an entire floor of the Complex, not to place, erect, maintain or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door which faces any common corridor or hallway, without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed for a single sign, provided that the same conforms with sign standards established by Landlord generally for the Complex, and not to install or replace any entrance door or other door facing on any common corridor or hallway with other than the standard door supplied by Landlord, without the prior written approval of the Landlord.

D. Except as otherwise approved by Landlord (which approval shall not be unreasonably withheld) or installed by Landlord as part of the Tenant Improvements, not to use or place any curtains, blinds (other than building standard blinds), drapes, coverings or signs over any exterior windows or upon the window surfaces as would be visible from the outside of the Complex.

E. Without the prior written approval of Landlord, not to place within the Leased Premises or bring into the Complex any machinery, equipment or other personalty other than customary office furnishings and small office machinery having a weight not in excess of the load per square foot which the floor was designed to carry and which is allowed by law. Landlord in its sole discretion, may condition any approval given pursuant to this
     Section 18(E) upon the requirement that Tenant pay all costs of all structural and other alterations, changes or additions required to be made to the Leased Premises and Complex, in the reasonable business judgment of Landlord, for the safe support of such machinery, equipment of personalty, together with all costs of engineering or other studies required in the reasonable business judgment of Landlord, to determine the required structural and other alterations, changes or additions.

F. Not to remove, attempt to remove or manifest an intent to remove Tenant's goods or property from or out of the Leased Premises other than in the ordinary course of business, without having first paid Landlord all Rent which may become due during the Lease Term. Without limiting any other rights or remedies which Landlord may have, Landlord shall have no obligation to provide freight elevator service to Tenant in connection with removal of Tenant's goods or property other than in the ordinary course of business, unless the payment required by this Section has first been made.

G. Not to use the fire tower stairs in the Complex, except in case of emergency.


19. RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its servants, employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with the Rules and Regulations contained in Exhibit 19 attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord may from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees agents, invitees, licensees or other visitors. If Landlord does elect to enforce the Rules and Regulations, however, Landlord shall not discriminate against Tenant in connection with such enforcement. In the event of a conflict between the express provisions of this Lease and such Rules and Regulations, this Lease shall control.

20. PERFORMANCE OF TENANT'S COVENANTS. If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Leased Premises as may be necessary or appropriate to meet the requirements of any such covenants or condition, provided that Landlord shall have given Tenant at least ten (10) days' prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately; and all costs and expenses incurred by Landlord in so doing, including reasonable attorneys' fees shall be paid by Tenant to Landlord upon notice from Landlord, together with interest at the Overdue Interest Rate from the date of such notice, as Additional Rents. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of any such failure to act or action of Tenant.

21. EMINENT DOMAIN. In the event of exercise of the power of eminent domain whereby (A) such portion of the Complex is taken that access to the Leased Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances, or (B) all or substantially all of the Leased Premises or the Complex is taken, or (C) such portion of the Complex is taken that Landlord is unable to provide the services which it has agreed to provide under this Lease, and as a result thereof, Tenant's ability to use and occupy the Leased Premises is materially impaired; or (D) less than substantially all of the Complex is taken, but Landlord, acting in good faith determines that it is not economically feasible to continue to operate the uncondemned portion as a first-class office building, or (E) less than substantial all of the Leased Premises is taken but Tenant, acting in good faith, determines that because of such taking it is not economically feasible to continue to conduct its business in the uncondemned portion of the Leased Premises then in the case of (A), (B) or (C), either party, and in the case of
(D), Landlord, and in the case of (E), Tenant, shall have the right to terminate this Lease as of the date that possession of that part which was taken is required to be delivered or surrendered to the condemning authority: and in such case all Rent shall be adjusted to the date of termination. The foregoing right of termination shall be applicable to the taking of any estate or interest whatsoever which, as a matter of law, would deprive Landlord or Tenant of any right to possession (in common with others, as to common areas of thc Complex) for any period in excess of one year from the date of taking, whether or not the taking be in fee, for a term of years or any other estate or interest; and a taking shall include the transfer to title or of any interest in the Complex by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings. If only a part of the Leased Premises is taken and this Lease is not terminated by Landlord or Tenant as set forth above, the Annual Fixed Rent shall be abated in proportion to the amount of space so taken and Tenant's Proportionate Share shall be appropriately adjusted, as of the date of the loss of possession.

Tenant, hereby waives any loss or damage or claims therefor resulting from exercise of the power of eminent domain by any governmental or other party exercising the same, whether such loss or damage results from condemnation of part or all of the Leased Premises or any portion of the Lot or Complex, except that Tenant may make a separate claim against the condemning authority for any moving, removal and business dislocation damages or expenses payable to Tenant's under the Pennsylvania Eminent Domain Code of 1964, as amended but in no event shall Tenant make any claim against Landlord, or the condemning authority, or any party having an interest in the Lot or Complex which would result in the diminution or reduction in the award for the Lot or Complex payable to the Landlord or to any other party having an interest in the Lot or Complex.


22.  CASUALTY DAMAGE.

A. In The event of damage to or destruction of the Leased Premises caused by fire or other casualty, or of the entrances and other common facilities necessary to provide normal access to the Leased Premises, or to other portions of the Complex or its equipment which portions and equipment are necessary to provide services to the Leased Premises in accordance with the terms of this Lease (collectively the "Base Complex") Landlord shall make repairs and restorations (the "Restoration") as hereinafter provided. unless this Lease is terminated by Landlord or Tenant as hereinafter provided.

B. Within ninety (90) days after the occurrence of any casualty with respect to the Leased Premises or the Base Complex, Landlord shall given written notice to Tenant (the "Repair Period Notice") advising Tenant of the length of time that Landlord estimates will be required for Restoration of the part the Leased Premises or Base Complex which has been damaged (the "Estimated Restoration Period"). If (i) the damage is of such nature or extent, in the reasonable judgment of Landlord, that the Estimated Restoration Period would be more than one year after, the date of the casualty (with normal work crews and hours and in the normal course of Restoration of the entire Complex), or (ii) a substantial portion of the Complex is so damaged, that, in Landlord's reasonable judgment, it is uneconomical to restore or repair thc Complex, or (iii) less than one year of the Lease Term would remain at the end of the Estimated Restoration Period, Landlord shall have the right within ninety (90) days after the occurrence of the casualty, to terminate this Lease as of the date of the occurrence of the casualty. If the Repair Period Notice indicates that the Estimated Restoration Period would be more than one year after thc occurrence of the casualty, Tenant shall also have the right by giving notice in writing to Landlord (a "Tenant Termination Notice"), within thirty (30) days after Tenant's receipt of the Repair Period Notice, to terminate this Lease as of the date of the occurrence of such casualty.

     In addition, if the casualty is of a type not insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Complex shall not permit the application of adequate insurance proceeds for the Restoration, Landlord shall have the right, at its option, to terminate this Lease by giving notice to Tenant within thirty (30) days after the Repair Period Notice has been given.

C. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 22, and if this Lease is then in full force and effect. Landlord shall proceed diligently to restore the Leased Premises and the Base Complex to substantially its condition immediate after the completion of the Landlord Improvements and Tenant Improvements.

D. In the event that Landlord does not complete the restoration of the Leased Premises and Base Complex within the Permitted Restoration Period (as hereinafter defined) then, in such event, Tenant may at any time prior to substantial completion of such work, terminate this Lease whereupon this Lease shall become null and sold as of the date of the casualty and neither any shall have any further liability or obligation hereunder. The term "Permitted Restoration Period" means the Estimated Restoration Period, plus an additional period equal to the length of any delays caused by circumstances beyond the reasonable control of Landlord. but not in excess of an additional four months.

E. In the case of damage to the Leased Premises which is of a nature or extent that all or a portion of the Leased Premises is rendered untenantable, the Annual Fixed Rent shall be abated in proportion to the amount of space which is untenantable and Tenant's Proportionate Share shall be appropriately reduced for the duration of the untenantability.

F. Anything to the contrary in this Lease notwithstanding, expressed or implied, Landlord shall have no liability to Tenant for, and shall have no duty to, repair, replace or restore any damage whatsoever, occurring as a result of leakage or seepage of water or any other liquid from any source whatsoever, or snow, frost, steam, excessive heat or cold, falling plaster, sewage, gas, odors, noise or by air-conditioning or heating apparatus, except to the extent that such damage (i) is caused by the negligence or willful misconduct of Landlord or is caused by Landlord's failure to perform its obligations under this Lease, and (ii) is not covered by any insurance maintained or required to be maintained by Tenant under this Lease. Provided, however, Landlord shall repair, replace and restore all damage to the Complex structure, systems and fixtures (including any portion thereof located within the Leased Premises), and the cost thereof shall be included in Operating Expense to the extent such cost (i) does not constitute a capital expenditure, and (ii) would not be covered under a standard fire with extended coverage insurance policy.

23.    INSURANCE; WAIVER OF SUBROGATION.

A. Tenant shall maintain the following insurance coverages throughout the Lease Term in companies licensed to do business in Pennsylvania and reasonably satisfactory to Landlord:

(i) A Comprehensive General Liability Policy and Primary Umbrella Policy, insuring against claims for personal injury including bodily injury, death and property damage in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence, with such commercially reasonable increases in limits as Landlord may from time to time request. The foregoing policies of insurance shall name as additional insureds, Landlord, the Landlord's general partners, the owner of the Lot, the Lot owner's general partners and Managing Agent, but only with respect to liability arising out of (a) the ownership, maintenance or use of the Leased Premises, or (b) the negligence or willful misconduct of Tenant. The insurance shall not apply to any "occurrence" which takes place after the later of (1) the expiration of the Term, or
       (2) the date that Tenant ceases to use and occupy the Leased Premises; or
       (z) structural alterations, new construction or demolition operations performed by or on behalf of any of the parties named as additional insureds.

(ii) "All risk," non-contributory property damage insurance. including sprinkler leakage, for the full replacement cost of all leasehold improvements, alterations, all office furniture, trade fixtures, office equipment merchandise, and all other items of Tenant's property; and

(iii) Business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Complex or Leased Premises for a period of at least one a year.

       Tenant shall, prior to the commencement of the Lease Term and thereafter during the Lease Term prior to the expiration date of any insurance policy, furnish to Landlord policies or certificates issued by thc respective carriers evidencing such coverage or replacements and renewals thereof, which policies or certificates shall state that such insurance coverage may not be reduced to a level below that required under this Section, otherwise changed so that such insurance no longer meets the requirements of this Section 23, canceled or expire without at least thirty
     (30) days' prior written notice to Landlord.

     Tenant's liability shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

B. Landlord shall maintain throughout the Term (i) all-risk or fire with extended coverage insurance upon the Complex in at least such amounts as, and with deductibles which are not materially in excess of, those maintained on or with respect to comparable office buildings in center city Philadelphia, with appropriate adjustments based upon the size, replacement cost, age, location, quality and condition of the Complex and such other buildings, and (ii) general liability insurance against claims for bodily injury, death and property damage in and about the Complex and the Lot in at least such amounts as are maintained by the owners of comparable office buildings in center city Philadelphia.

     Notwithstanding anything to the contrary set forth herein. so long as Landlord is one of the following, or is a partnership in which one of the following is a general partner. Landlord may maintain the insurance under this Lease by means of self-insurance: (i) Metropolitan Life Insurance Company, (ii) any entity which is related to Metropolitan Life Insurance Company, or (iii) an insurance company having a Best's rating of B+ or higher.

C. Landlord and Tenant: each hereby releases the other from any and all liability or responsibility to the party granting such release (a "Releasing Party") and to anyone claiming through or under the Releasing Party by way of subrogation or otherwise, for loss or damage to the property of the Releasing Party, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be effective only with respect to loss or damage (i) covered by insurance maintained by the Releasing Party or required to be maintained by the Releasing Party pursuant to the terms of this Lease, and (ii) occurring during such time as the relevant insurance policy of the Releasing Party) contains a clause or endorsement to the effect that such release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. Each party will use its best efforts to obtain such a clause or endorsement, but if an additional premium is charged therefor, the party benefiting therefrom, if it desires to have such waiver, will pay to the other the amount of such additional premium promptly upon being billed therefor.

24.  MORTGAGES AND OTHER AGREEMENTS.

A. In the event that any person, firm, corporation or other entity who is a party to any instrument to which this Lease is subject or subordinate (including, without limitation, any, mortgage or ground lease now or hereafter placed upon the Complex or Lot or any interest created therein) or their successor(s), succeeds thereunder to the interest of Landlord in the Complex or Lot, or acquires the right to possession of the Complex or Lot, such person, firm, corporation or other entity shall not be (i) liable for any act or omission of the party named above as Landlord under this Lease; (ii) liable for the performance of Landlord's covenants hereunder which arise and accrue prior to such person., firm, corporation or other entity succeeding to the interest of Landlord hereunder or acquiring such right to possession; (iii) subject to any offsets or defenses which Tenant may have at any time against Landlord;
     (iv) bound by any Rent which Tenant may have paid previously for more than one month in advance; (v) liable for the return of any security deposit which it did not actually receive; or (vi) bound by any amendment or modification hereof relating to the reduction of Rent, the shortening of the Lease Term or the effecting of a cancellation or surrender hereof and made without the consent of such person, firm, corporation or other entity.

B. Tenant agrees, from time to time as may be required by Landlord to execute, acknowledge and deliver to Landlord all or any of the following within twenty (20) days after being requested to do so: an estoppel letter certifying to such party as Landlord reasonably may designate, including any mortgagee or ground lessor, that this Lease is in full force and effect and has not been amended, modified or superseded, that Landlord has satisfactorily completed all construction work required by this Lease, that Tenant has accepted the Leased premises and is now in possession hereof, that Tenant has no defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease or the Leased Premises and landlord is not in default hereunder (or if any of the foregoing is not the case, specifying in reasonable detail the extent and nature thereof), that Tenant has no actual knowledge of any pledge or assignment of this Lease or Rent hereunder, that Rent is accruing under this Lease but has not been paid more than one month in advance and the date to which Rent has been paid; and any other instrument that Tenant may be reasonably requested to execute by Landlord or by any mortgagee or ground lessor of the Lot or Complex or any interest therein, so long as the rights of Tenant as provided for by this Lease are not adversely affected by any such other instrument. Tenant's estoppel letter shall be in the form of Exhibit 24 attached hereto and made a part hereof, or in such other form as Landlord or its mortgagee or ground lessor shall hereafter prescribe.

C. Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause in the Rent stipulated hereunder or in any other way adversely change the rights or obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within twenty (20) days following request therefor.

D. In the event of any default by Landlord which would give Tenant the right to exercise any remedy, Tenant shall not exercise any such remedy until it has notified in writing the holder of any mortgage or deed of trust which at the time shall be a lien on all or any portion of the Lot or Complex (if the name any address of such holder shall previously have been furnished by written notice to Tenant) of such default, and until there shall have elapsed a period of thirty (30) days from use receipt of such notice, and such additional time as is reasonably necessary for the holder to cure such default, provided that the holder commences to cure the default within such thirty-days period and diligently thereafter prosecutes such cure to completion.

25.  SUBORDINATION AND ATTORNMENT.

A. Subject to Section 25(B), this Lease and the estate, interest and rights hereby created are subordinate to the lease agreements of the nature referred to in Section 29 hereof, any mortgage now or hereafter placed upon the Lot, the Complex or any estate or interest herein, including without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutes therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Lot and the Complex including any mortgagee, ground lessor, or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term (as the same may be extended as provided for elsewhere in this Lease). Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the rights with respect to this Lease as if this Lease as if this Lease had been executed prior to the execution and delivery of the mortgage.

B. The provisions of Section 25(A) are subject, however, to the express condition that so long as Tenant is not in default in its obligations hereunder beyond any applicable notice and grace periods, (i) Tenant will not be made a party in any action or proceeding by any senior party in interest to recover possession of the Building and/or the Leased Premises or to the foreclosure of any mortgage, (ii) Tenant's possession shall not be disturbed, and (iii) this Lease shall not be cancelled or terminated and shall continue in full force and effect upon any foreclosure, sheriff's sale or recovery of possession upon all of the terms and conditions set forth in this Lease. The holder of every interest to which this Lease is subordinate shall be deemed to have agreed to the conditions set forth in this Section 25(B), without necessity for execution of any additional documents.

C. Although the foregoing provisions of this Section 25 are automatic and do not require the execution of any further documentation, Tenant, if requested by Landlord, and Landlord if requested by Tenant shall execute any such instruments in recordable form as may be reasonably necessary to confirm the foregoing subordination, non-disturbance and attornment agreements. Upon request by Tenant, Landlord shall use reasonable efforts to cause the holder of any mortgage upon the Lot or Complex and/or the lessor under any lease agreement referred to in Section 29, to execute such instruments also.

D. Landlord represents to Tenant that, as of the date of this Lease (i) there are no mortgages on the Complex, or on any estate or interest of Landlord therein, and (ii) there are no leases of the nature described in Section 29, except for the Lease dated as of November 12, 1970, between the Trustees of the General Electric Pension Trust as lessor and Centre Square, Inc. and Tishman Construction Company of Pennsylvania, Inc. as lessees (as amended, the Ground Lease"). Simultaneously with the execution of this Lease, Landlord shall deliver to Tenant a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit 25, executed by Centre Square Two, the current lessor under the Ground Lease.

26.  ASSIGNMENT AND SUBLETTING.

A. Tenant shall not pledge, mortgage or otherwise encumber this Lease without the prior written consent of Landlord which maybe withheld for any reason in Landlord's sole discretion. Except as otherwise expressly set forth in
     Section 26(M) of this Lease, Tenant shall not assign this Lease, sublet all or any part of the Leased Premises, or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

B. Tenant's request for consent, where such consent is required hereunder, shall be in writing and contain the name, address and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, and a description of all material terms of the proposed assignment or sublease, certified by Tenant as being accurate and complete.

C. Within thirty (30) days from receipt of such request including the formation described in Section 26(B) above, Landlord shall either: (i) grant or refuse consent, or (ii) elect to require Tenant (a) if the request is for consent to a proposed sublease to execute a sublease to Landlord or its designee for the term and of the space covered by the proposed sublease, but at the Rent per square foot and otherwise upon the same terms and conditions as are contained, in this Lease (not including the restrictions on subleasing set forth in this Section), together with an assignment of Tenant's interests as sublessor in the proposed sublease, or
     (b) if the requests is for consent to a proposed assignment to terminate this Lease effective as of the date preceding the date upon which the assignments is to become effective. Any refusal of consent by Landlord to a proposed sublease or assignment pursuant to Section 6(C)(i) above shall set forth the specific reasons for such refusal. If Landlord consents to a sublease or assignments but the space is not subleased or assigned by Tenant within ninety (90) days from the date Landlord receives Tenant's request for consent, Tenant shall, prior to entering into a sublease or an assignment, once again give Landlord written notice required under Section 26(B) and Landlord shall again have the rights set forth in this Section 26(C).

D. If Landlord shall give its consent to any assignment of this Lease or to any sublease, except in the case of an assignment or sublease to an Affiliate pursuant to Section 26(M), Tenant shall in consideration therefor pay to Landlord, as Additional Rent, one-half of the Sublease Profit. The term "Sublease Profit" means the sum of the following amounts less the Sublease Expense (which shall be amortized on a straight line basis over the term of the sublease or the remaining term of the assignment, as the case may be)

     (i) in the case of an assignment, an amounts equal to all sums and other consideration received by Tenant from the assignee for or by reason of such assignment; and

     (ii) in the case of a sublease, any rents, additional rents and other consideration payable under the sublease to Tenant by the subtenant which are in excess of the Annual Fixed Rent and all Additional Rent payable under this Lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) for the sublease term.

     The sums payable as set forth above shall be paid to Landlord as Additional Rent as and when paid by the assignee or subtenant to Tenant. The term "Sublease Expenses" means standard brokerage commissions paid by Tenant to procure the subtenant or assignee and costs of alterations paid for by Tenant for the subtenant or assignee.

E. Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be valid and no assignee shall take possession unless the assignee shall deliver to Landlord an instrument containing a covenant of assumption by the assignee and confession of judgment provisions which are substantially the same as those contained in this Lease. The failure or refusal of an assignee to execute the same shall not release such assignee from its liability as set forth herein. No subleases shall be valid and no subtenant shall take possession until an executed counterpart of the sublease has been delivered to Landlord.

F.   [Intentionally Deleted]

G. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section 26 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions or conditions contained in this Lease. Tenant shall reimburse landlord, without thirty (30) days of being billed therefor for all reasonable costs incurred by Landlord in connection with this review of any request for approval of a proposed assignment or sublease, including without limitation, all reasonable attorneys' fees and architects' fees.

H. If an Event of Default shall occur hereunder, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this
     Section 26 or the acceptance of the assignee, subtenant or occupant as Tenant.

I. Subject to Section 26-A of this Lease, if Tenant is a corporation (other than a corporation whose stock is traded through a national or regional exchange or over-the-counter), any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary, or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be an assignment of Tenant's interest under this Lease for the purpose of this Article. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partners interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be an assignment of Tenant's interest under this Lease for the purpose of this Article. The term "control" as used in this Article means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in a direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of more than fifty percent (50%) of the outstanding voting stock of Tenant as of the date of the execution and delivery of this Lease shall be considered a change of control.

J. The listing of any name other than that of Tenant, whether on the doors of the Leased Premises or on the directory or otherwise, shall not operate to vest any right or interest in this Lease or in the Leased Premises or be deemed to be the consent of Landlord to an assignment or subletting, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will be written notice to Tenant.

K.   [Intentionally Deleted].

L. Notwithstanding anything to the contrary set forth herein, Tenant covenants and agrees that it shall not enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of
     any right or utilization of any part of the Leased Premises.   Tenant
     further covenants and agrees that it shall include in each lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises, a provision that neither subtenant nor an other person having an interest in thc possession, use, occupancy or utilization of the Leased Premises shall any Lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolute, void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Leased Premises, and Tenant further agrees to use reasonable efforts to enforce such provisions.

M. Notwithstanding anything to the contrary set forth in this Lease. Tenant shall have the right, without the consent of Landlord to assign this Lease or sublease all or any portion of the Leased Premises to any Affiliate of Tenant, provided, however, that:

     (i) the intended use by the assignee or subtenant does not conflict with the provisions of Section 10 of this Lease or with any commitment made by Landlord to any other tenant in the Complex; provided. however, Landlord agrees that it shall not make any commitment to another tenant which would prohibit the use of the Leased Premises for general office purposes related to publishing, media or broadcasting;

     (ii) Tenant shall promptly advise Landlord of any such assignment of this Lease or sublease of the Leased Premises;

     (iii) Tenant's right to assign or sublease this Lease to an Affiliate shall not be applicable to an assignment of the nature described in Section 26(I), regardless of whether such transaction is with an Affiliate;

     (iv) all of the provisions of this Section 26. other than the requirement for obtaining Landlord's consent and the provisions of Section 26(D), shall apply to any such assignment of this Lease or sublease of the Leased Premises. Without limiting the generality of the foregoing. no assignment of this Lease or sublease of the Leased Premises shall release or relieve Tenant from any of liabilities or obligations under this Lease.

     The term "Affiliate" shall mean any entity which, directly or indirectly, through one or more intermediaries. Controls, is controlled by or is under common control with Landlord or Tenant.


26A.  MERGERS.

A. Notwithstanding the provisions of Section 26(I) of this Lease, the occurrence of a Merger (as hereinafter defined) shall not constitute a breach of Section 26 this Lease, provided that Tenant otherwise complies with the requirements set forth in this Section. The term "Merger" as used in this Lease means any merger, reorganization, consolidation, reincorporation, or sale of all or substantially all of any entity's assets, whether voluntarily or by operation of law. A transaction involving the issuance of treasury stock (or the creation and issuance of new stock) of a controlling interest in the shares of the corporation being merged, or a transfer of a majority of the total interest in the partnership or trust being merged, whether by operation of law or otherwise, at any one time or over a period of time through a series of transfers, shall constitute a Merger for purposes of this Lease and shall be subject to all of the provisions of this Section.

B. Tenant covenants and agrees that in the event of a Merger, the legal entity which survives as or succeeds to the interest of Tenant under this Lease shall have a net worth (defined as assets minus liabilities, each determined in accordance with generally accepted accounting principles) of not less than Tenant's net worth as of December 31, 1994. Tenant's net worth as of December 31, 1994 was $7,000,000. Prior to any contemplated Merger, Tenant shall deliver to Landlord evidence that the successor entity meets the requirements of this Section.

C. Tenant covenants that any corporation or other entity which succeeds to Tenant's interest under this Lease as a result of a Merger shall comply with the requirements of Section 26(E) of this Lease.

28. DEFAULT. Any other provisions in the Lease notwithstanding, it shall be an "Event of Default" under this Lease if (A) Tenant fails to pay any installment of Annual Fixed Rent or Additional Rent when due and such failure continues for a period of ten (10) days after written notice given by or on behalf of Landlord to Tenant, provided, however, Landlord need not give any such written notice, and Tenant shall not be entitled to any such written notice, and Tenant shall not be entitled to any such period of grace, more than twice in any twelve month period, (B) Tenant fails to take occupancy of the Leased Premises within thirty
(30) days after the date of Substantial Completion, or Tenant vacates the Leased Premises or uses or occupies the Leased Premises otherwise than as permitted by Sections 1 or 10 hereof, or assigns or sublets, or purports to assign or sublet, the Leased Premises or any part thereof otherwise than in the manner and upon the conditions set forth in Section 26 hereof, (C) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Tenant commences to use such failure within such thirty-day period and diligently thereafter prosecutes such cure to completion, (D) without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Leased Premises otherwise than in the ordinary and usual course of business, (E) Tenant makes any assignment for the benefit of creditors; Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law; a petition is filed or any proceeding commenced against Tenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within ninety (90) days; Tenant is adjudicated a bankrupt; Tenant by any act indicates its consent to, approval or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency law, a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets for Tenant's interest in this Lease; any attachment or execution against a substantial part of Tenant's assets or of Tenant's interest in this Lease remains unstayed or undismissed for a period of more than thirty (3) days; a substantial part of Tenant's assets or Tenant's interest in this Lease is taken by legal process in any action against Tenant, or (F) any of the foregoing occur as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

29.  LANDLORD'S REMEDIES.

A. If an Event of Default hereunder shall have occurred, Landlord may, at its option:

     (i) declare due and payable and sue for and recover, all unpaid Annual Fixed Rent for the unexpired period of the Lease Term, not including any unexercised Renewal Options and also all Additional Rent as determined or, reasonably estimated by Landlord) as if by the terms of this Lease the same were payable in advance, discount to present value over such period at the Prime Rate in effect on the date of demand, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder, and upon payment of the same, Tenant shall be entitled to continue in possession of the Leased Premises for the balance of the Term, subjects to compliance with the other terms and conditions of this Lease, and/or

     (ii) file a Proof of Claim in any bankruptcy or insolvency proceeding for such Annual Fixed Rent and Additional Rent determined in accordance with the provisions of Section 28(A)(i), or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or

     (iii) terminate the Lease Term by giving written notice thereof to Tenant and, upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and effect as if the date of such notice was the date hereinbefore fixed for the expiration of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

     (iv) exercise any other rights and remedies available to Landlord at law or in equity.

B. If any Event of Default shall have occurred, Landlord may, whether or not the Lease Term has been terminated as herein provided, reenter and repossess the Leased Premises or any part thereof by summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term unless a written notice of such intention be given to Tenant pursuant to
     Section 28(A)(iii).

C. At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 28(B) whether or not the Lease Term shall have been terminated pursuant to Section 28(A)(iii), Landlord may relet all or any part of the Leased Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease
     Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, may reasonably determine, and Landlord may collect and receive any rents payable by reason of such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord.

     Landlord shall use commercially reasonable efforts to relet the Leased Premises on commercially reasonable terms, but Landlord shall in no event be liable in any way whatsoever for failure to relet the Leased Premises or, in the event that the Leased Premises or any part or pans thereof are relet, for failure to collect the rent under such reletting. The foregoing shall no be construed to impose upon Landlord any obligation to offer the Leased Premises (or portion thereof) for lease at terms more favorable than those being offered by Landlord for other space in the Complex; nor shall Landlord be obligated to lease the Leased Premises (or portion thereof) before, in lieu of, or in preference over any) other portion of the Complex available for lease.

D. No expiration or termination of the Lease Term pursuant so Section 28(A)(iii), by operation of law or otherwise, and no repossession of thc Leased Premises or any part thereof pursuant to Section 28(B), or otherwise. and no reletting of the Leased Premises or any part thereof pursuant to Section 28(C) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

E. In the event of any expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of an occurrence of an Event of Default, and Landlord has not elected to accelerate Rent pursuant to Section 28(A)(i), Tenant shall pay to Landlord the Annual Fixed Rent and Additional Rent required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to landlord, the Annual Fixed Rent and Additional Rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 28(C), after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all related repossession costs, brokerage commissions, legal expenses, attorney's fees, employees' expenses, alteration costs and expenses of preparation of such reletting). Tenant shall pay such current damages on the days on which the annual Fixed Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

F. At any time after such expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 28(E), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole of accelerated Rent pursuant to
     Section 28(A)(i), as and for liquidated and agreed final damages for Tenant's Event of Default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (i) Annual Fixed Rent and Additional Rent (as such Additional Rent is determined or reasonably estimated by Landlord) which would be payable under this Lease for the remainder of the Lease Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 28(E) to pay current damages), for what would have been the then unexpired Lease Term in the absence of such expiration, termination or repossession, discounted at the Prime Rate in effect on the date of demand, over (ii) the then fair rental value of the Leased Premises for the same period, discounted at the Prime Rate in effect on the date of demand. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

G. Tenant, in consideration for the execution of this Lease by landlord and for the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of prejudgment notice and hearing, hereby expressly authorizes any attorney of any Court of Record to appear for and to confess judgment against Tenant in any and all actions brought hereunder by Landlord against Tenant in any court to recover possession from time to time of the Leased Premises (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith). The authority to confess judgment against Tenant hereunder shall not be exhausted by one exercise thereof, but judgment may be confessed as provided herein from time to time as often as an Event of Default occurs under this Lease, and such authority may be exercised as well after the expiration of the Lease Term and/or during or after the expiration of any extended or renewal term.

H. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every right or remedy given herein or now or hereafter existing at law or in equity or by statute. Notwithstanding the foregoing, if, by reason of the occurrence of an Event of Default, Landlord accelerates the Rent due for the balance of the Term pursuant to Section 28(A)(i) of this Lease, and if Tenant pays all amounts due pursuant to such acceleration, Landlord shall not have the right thereafter to terminate the Lease Term or exercise any of its other remedies under Section 28 of this Lease by reason of the occurrence of such Event of Default. The foregoing shall not be construed to release or relieve Tenant from thereafter complying with all of the terms and conditions of this Lease or to limit or restrict Landlord's remedies if a subsequent Event of Default should occur.

I. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements or covenants, herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

J. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and right to invoke any remedy allowed allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for in this Lease.

K. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Leased Premises, by reason of the violation of this Lease, or otherwise.

L. Tenant shall pay upon demand all reasonable legal fees and other expenses actually incurred by Landlord in connection with the enforcement of any of Landlord s rights or remedies under this Lease.

30. UNDERLYING LEASES AND ESTATES. This Lease and the estate, interests and rights herein created shall be and remain subject and subordinate to any and all underlying agreements, leases or other instruments and to any extensions or modifications thereof, by virtue of which Landlord is or may be entitled to possession of the Complex and Lot and which are now of record, and/or expressly referred to herein or which in the future may be of record and which by their terms are not expressly made subject and subordinate to this Lease. The foregoing is subject, however, to the provisions of Section 25 of this Lease.

31. SUCCESSORS AND ASSIGNS, LIMITATION OF LANDLORD'S LIABILITY. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Complex and/or the Lot shall be liable only for obligations accruing during the period of its ownership or interest in the Complex or the Lot; and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Complex or the Lot, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder. The liability of Landlord or any successive owner of the Complex and/or the Lot hereunder and all of its officers, employees, shareholders or joint ventures or partners, if any, whether general or limited, shall be limited to Landlord's estate or other title or interest in the Complex and/or the Lot and Landlord's interest in the rents therefrom.

32.  LETTER OF CREDIT.

A. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable transferable standby letter of credit in an amount equal to Five Hundred Thousand Dollars ($500,000) issued by a bank reasonably acceptable to Landlord (the "Initial Letter". The Initial Letter and any replacement for the Initial Letter (a "Replacement Letter") shall (i) be addressed to Landlord, (ii) be a "clean" irrevocable transferable standby letter of credit (i.e., it must require that payment
                                            ----
     be made upon presentation of only a draft and a simple statement that the sum drawn is presently due, with no additional documents required), (iii) state expressly that it is irrevocable and that it shall be honored immediately upon presentation, (iv) be issued by a bank reasonably acceptable to Landlord, (v) be transferable with no fee, (vi) be in compliance with all applicable laws and regulations, including without limitation applicable regulations of the Comptroller of the Currency, (vii) provide for automatic renewal from year to year and shall state the following: "It is a condition of this Letter of Credit that it be deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless 60 days prior to any expiration date we notify the beneficiaries by registered mail that we elect not to consider this Letter of Credit renewed for such period; (viii) provide that the Letter of Credit shall be governed by the laws of the State of New York; and (ix) otherwise be in form, scope and substance satisfactory to Landlord. The term "Letter of Credit" as used in this Lease means the Initial Letter or any Replacement Letter Landlord is then holding. The parties agree that if Landlord elects to transfer the Letter of Credit, such transfer shall be accomplished by an amendment to the Letter of Credit, rather than through the issuance of a Replacement Letter.

B. It is the intention of Landlord and Tenant that at all times during the Term of this Lease, Landlord shall have in its possession an unexpired Letter of Credit, being either the Initial Letter or a Replacement Letter meeting each of the requirements of this Section 31. Accordingly, Tenant agrees that in the event Landlord receives from the issuer of the Letter of Credit written notice of non-renewal not less than sixty (60) days prior to the end of the then current term of such Letter of Credit, as stipulated under the terms of the Letter of Credit, then not later than sixty (60) days prior to the expiration of the Letter of Credit Tenant shall either
     (y) deliver to Landlord an amendment from the issuer of the Letter of Credit extending the term thereof for not less than one year (or a revocation of thc non-renewal notice), which extension (or revocation) shall not modify any provision of the Letter of Credit (other than to extend the term and to reduce the amount as permitted by this Section), or
     (z) deliver to Landlord the Replacement Letter.

     Failure by Tenant to comply with any of the provisions of Section 31(B) shall constitute an Event of Default under this Lease, without any requirement for notice or opportunity to cure.

C. The Letter of Credit shall provide that: (i) during the period from the date of delivery through September 30, 1996, the amount of the Letter of Credit shall be $500,000; (ii) during the period from October 1, 1996 through September 30, 1997, the amount of the Letter of Credit shall be S400,000; (iii) during the period from October 1, 1997 through September 30, 1998, the amount of the Letter of Credit shall be $300,000; (iv) during the period from October 1, 1998 through September 30, 1999, the amount of the Letter of Credit shall be $200,000; (v) during the period from October 1, 1999 and for the balance of the Term, the amount of the Letter of Credit shall be $100,000.

D.   [INTENTIONALLY OMITTED]

E. Upon the occurrence of any Event of Default under this Lease, Landlord shall have the right, in addition to all other remedies which it may have, to present the Letter of Credit for payment. In such event, Landlord shall apply all or any part of the Proceeds thereof (the "LC Proceeds") to the payment of any obligations of Tenant under this Lease which are then in default (after the expiration of any applicable notice and grace periods) and to any damages sustained by Landlord by reason of such default. If any LC Proceeds remain after such application, Landlord shall retain the remaining LC Proceeds in its possession as security for Tenant's obligations under this Lease. Landlord may commingle the LC Proceeds with other funds of Landlord.

     Upon the occurrence of any Event of Default, Landlord may apply all or any part of the remaining LC Proceeds to the payment of obligations of Tenant under this Lease which are then in default (after the expiration of any applicable notice and grace periods) and to any damages sustained by Landlord by reason of any such default.

F.   Any LC Proceeds which have not been applied by Landlord pursuant to this
     Section 31 shall be returned to Tenant within thirty (30) days after the expiration of the Term and Tenant's surrender of possession of the Leased Premises to Landlord. If the Letter of Credit has not been presented for payment, Landlord shall return the Letter of Credit to Tenant within thirty
     (30) days after the expiration of Term.

G. In the event of a sale or transfer of Landlord's estate or interest in the Complex, Landlord shall transfer the Letter of Credit and/or LC Proceeds to the vendee or transferee, and Landlord shall thereupon be released from all liability for the return of the Letter of Credit and/or LC Proceeds and Tenant shall look solely to the vendee or transferee for their return.
     This Section 31(G) shall apply to every transfer or assignment of the Letter of Credit and/or LC Proceeds to a new transferee or assignee.

33.  SPRINKLER SYSTEM; LIFE SAFETY SYSTEM.

If the life safety or sprinkler systems in the Complex shall be damaged or injured by Tenant or its agents, servants, employees, invitees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or First Insurance Exchange or any governmental bureau, department or official requires or recommends that any changes, modification, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents in the Leased Premises, or for any other reason attributable to Tenant, or if by reason of Tenant's business or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason attributable to Tenant, any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system or life safety system under the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at Tenant's sole cost and expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

34.  ENVIRONMENTAL CONSIDERATIONS.

A.   For purposes of this Section 33, the following definitions shall apply:

(i)  "Environmental Release":  The term Environmental Release shall mean any
      ---------------------
     intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, infecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Toxic Substance (as hereinafter defined) from, on, into or about the Leased Premises, the Lot or the Complex.

(ii)   "Toxic Substance":  The term Toxic Substance shall mean a hazardous
        ---------------
       substance, hazardous waste, pollutant or contaminant, as such terms are now or hereafter defined in all applicable federal, state and local laws,

                     [BALANCE OF PAGE INTENTIONALLY BLANK]
     ordinances or regulations now or hereafter enacted or amended, and any and all other terms which are or may be used in any or all applicable laws now or hereafter enacted to define prohibited or regulated substances.

B. Tenant shall not use the Leased Premises, the Lot or the Complex for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Toxic Substance.

C. Tenant and its agents, employees, contractors, licensees and invitees shall not cause or permit to exist, as the result of an action or omission by one or more of them, an Environmental Release. The occurrence of an Environmental Release, or a violation of any covenant, representation or warranty of this Section 33, shall be an Event of Default under this Lease.

D. Notwithstanding the foregoing, Tenant may use cleaning materials and office supplies in the ordinary course of Tenant's business, in reasonable quantities and provided that such materials and supplies are used, stored and disposed of in compliance with all applicable laws, ordinances and regulations, as now or hereafter enacted.

E. Tenant and its agents, employees, contractors, licensees and invitees shall not place or permit the placement of any Toxic Substance in any waste receptacle located in or about the Leased Premises, the Lot, the Complex or the plumbing or sewer systems of the Complex.

F. Tenant shall comply with all applicable laws, ordinances and regulations of all governmental authorities, as now or hereafter enacted, governing Toxic Substances.

G. Tenant shall pay, defend, indemnify, and hold harmless Landlord from and against all claims, losses, costs, damages, liabilities and fines arising from or relating to Environmental Releases to the extent caused by the acts, negligence, misconduct or other fault of Tenant, its agents, employees, contractors, licensees, invitees or subTenant's or failure of Tenant, or its agents, employees, contracts, or licensees, invitees or subTenant's to comply with the provisions of this Section.

35. HOLDING OVER. If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise, Tenant shall pay Landlord (A) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (i) one hundred fifty percent (150%) of the Annual Fixed Rent (as hereinafter defined) in effect immediately prior to the expiration or earlier termination of the Term, or (ii) the market rental for the Leased Premises, as determined by Landlord, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent payable hereunder, and (B) all damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. All of Tenant's obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth above in this Section shall create any right in Tenant to continue in possession of the Leased Premises or limit any rights or remedies of Landlord resulting from such holdover.

36.  RENTABLE SQUARE FEET.

A. Landlord and Tenant hereby acknowledge and agree that (i) the 27th and 28th floors of the Building each contain 30,864 Rentable Square Feet, (ii) the portion of the 27th floor which is included in the Leased Premises contains 10,918 Rentable Square Feet, and (iii) the portion of the Lower Mezzanine which is included in the Leased Premises contains 5,941 Rentable Square Feet.

B. If any additional space is hereafter included in the Leased Premises pursuant to Section 38 of this Lease, the Rentable Square Feet in such space shall equal the product of (i) 1.2814, and (ii) the number of useable square feet of the space in question. The useable square footage shall be computed by measuring to the finished surface of the office side of the corridor and other permanent walls, to the center of tenant demising walls, and to the inside surface of the dominant exterior element. No deductions shall be made for columns and projections necessary to the Building.

     To the extent that from time to time during the Lease Term, it becomes necessary to measure the Rentable Square Feet of any such space, the measurement shall be performed by Landlord in accordance with the formula set forth above, and all costs associated with such measurement shall be the responsibility of Landlord; provided, however, that if Tenant desires to verify such measurement, all costs associated with such verification shall be the responsibility of Tenant.

37. LOWER MEZZANINE SPACE. As set forth in Section 1 and Section 5 of this Lease, the Leased Premises includes, inter alia, the Lower Mezzanine Space which consists of approximately 5,941 Rentable Square Feet of space located on the Lower Mezzanine of the Complex. Except as hereinafter set forth, Landlord shall deliver the Lower Mezzanine Space in its current condition, "as is." Notwithstanding the foregoing, Landlord shall, on or before the Commencement Date (A) construct the demising walls at the locations shown on Exhibit 36.1; (B) construct as multi-tenant corridor at the location shown on Exhibit 36.1; and (C) complete the work described in Exhibit 36.2.

38.  EXPANSION OPTION.

A. Tenant is hereby granted an option (the "Expansion Option") to lease certain space (the "Expansion Space") containing approximately 8,942 Rentable Square Feet on the 27th floor of the Building. The Expansion Space is contiguous to the Leased Premises and is shown on Exhibit 1 to this Lease.

B. Tenant shall exercise the Expansion Option, if at all, by giving notice (the "Expansion Exercise Notice") in writing to Landlord on or before the first day of the fourth month of the fifth lease year of the Term (the "Expansion Exercise Date"). If Tenant fails to give the Expansion Exercise Notice on or before the Expansion Exercise Date, the Expansion Option shall be null and void and of no further force and effect. At the time Tenant gives the Expansion Exercise Notice, and also as of the Expansion Space Commencement Date (as hereinafter defined), this Lease must be in full force and effect and there may be no outstanding uncured Event of Default in the performance of Tenant's obligations under this Lease.

C.   If Tenant elects to exercise the Expansion Option:

     (i) The Expansion Space shall become part of the Leased Premises and all of the terms and conditions of this Lease shall apply to the Expansion Space, except as otherwise provided herein.

     (ii) Landlord shall construct improvements in the Expansion space (the "Expansion Space Improvements") in accordance with the provisions of
            Exhibit 37.1. To the extent not previously constructed in the Expansion Space, Landlord shall construct those items of the Landlord Improvements set forth in Sections 2, 3 and 4 of Exhibit 7. With respect to the work required under Section 3(b) of Exhibit 7, Landlord shall provide one VAV box for every 2,000 Rentable Square Feet included in the Expansion Space. Landlord shall have no obligation to complete the work set forth in Section 1 of Exhibit 7.

     (iii) The date for the commencement of the Term as to the Expansion Space (the "Expansion Space Commencement Date") shall be the earlier of
            (a) the date that Tenant commences the operation of its business in the Early Exercise Space, or (b) the date of substantial completion of the Expansion Space Improvements. In no event, however, will the Expansion Space Commencement Date occur prior to the first day of the sixth lease year of the Term. Tenant shall commence paying Annual Fixed Rent, the Operating Expense Adjustment and the Tax Adjustment for the Expansion Space on the Expansion Space Commencement Date.

     (iv) The term with respect to the Expansion Space shall terminate at the same time as the Term with respect to the balance of the Leased Premises terminates.

     (v) The Annual Fixed Rent for the Expansion Space per Rentable Square Foot shall be the same as the Annual Fixed Rent for the balance of the Leased Premises per Rentable Square Foot in effect from time to time (other than the Lower Mezzanine Space), and shall change at the same times and in the same amounts per Rentable Square Foot as the Annual Fixed Rent for the balance of the Leased Premises (other than the Lower Mezzanine Space). Fox example, the Annual Fixed Rent for the Expansion Space during the sixth lease year of the Term would be $18.00 per Rentable Square Foot, even though it is the first year that the Expansion Space is actually leased by Tenant. The Annual Fixed Rent per Rentable Square Foot for the Leased Premises (other than the Lower Mezzanine Space) is set forth in Exhibit 37.2 to this Lease.

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

     (vi) Tenant's Expense Proportionate Share and Tax Proportionate Share shall be increased based upon the number of additional Rentable Square Feet included in the Expansion Space. The Operating Expense Adjustment and the Tax Adjustment for the Expansion Space shall be determined based upon the Operating Expense Allowance and the Real Estate Tax Allowance set forth in Section 1 of this Lease.

     (vii) At the time that Tenant exercises its rights hereunder, the parties shall enter into an amendment to this Lease confirming the change in the Leased Premises, the increase in the Annual Fixed Rent, and Tenant's Expense Proportionate Share and Tax Proportionate Share in accordance with the foregoing provisions.

D. In the event that Landlord is unable to deliver possession of the Expansion Space due to a wrongful holdover by a previous tenant or other circumstances beyond Landlord's reasonable control, Landlord shall not be subject to any liability to Tenant; however, the Expansion Space Commencement Dated shall not occur until possession of the Expansion Space has been delivered to Tenant in the required condition.

E. Pursuant to a certain lease dated June, 1993 between Landlord and Stein & Perri, P.C. ("S&P"), Landlord has granted to S&P a right of first offer (the "S&P ROFO") with respect to approximately 542 Rentable Square Feet located on the 27th floor of the Building (the "S&P ROFO Space"). The S&P ROFO Space is shown in Exhibit 1 to this Lease, and as indicated in Exhibit 1, the Expansion Space includes the S&P ROFO Space. Notwithstanding anything to the contrary set forth in this Lease, Tenant's Expansion Option is, as to the S&P ROFO Space, subject and subordinate to the S&P ROFO.

     If Landlord is unable to deliver possession of the S&P ROFO Space to Tenant due to the exercise of the S&P ROFO, then (i) the Expansion Space shall not include, and Tenant's Expansion Option shall not apply to, the S&P ROFO Space (provided, however, Tenant's exercise of the Expansion Option shall be binding as to the balance of the Expansion Space), (ii) the Annual Fixed Rent, Tenant's Tax Proportionate Share, Tenant's Expense Proportionate Share, and the Addition Construction Allowance for the Expansion Space to be provided pursuant to Paragraph E of Exhibit 37.1, shall all be determined upon the basis of the reduced number of Rentable Square Feet included in the Expansion Space.


39.  RIGHT OF FIRST OFFER.

A. Subject to the terms and conditions set forth in this Section, in the event that during the First Offer Period (as hereinafter defined) any First Offer Space (as hereinafter defined) becomes available for lease, Tenant shall have the right (a "Right of First Offer") to lease the same upon the terms and conditions set forth in this Section. The term "First Offer Period" means the period from the Commencement Date through the date which is three
     (3) years prior to the expiration of the Initial Term (as hereinafter defined). The term

     "First Offer Space" means any space on the 27th floor of the Building, including the Expansion Space.

B. If and when any First Offer Space becomes available for lease ("Available First Offer Space"), Landlord shall give notice thereof to Tenant. Subject to Section 38(E), Tenant may, at any time thereafter, give notice in writing to Landlord (a "First Offer Notice") exercising its Right of First Offer with respect to all or a portion of the Available First Offer Space. At the time of the exercise of the Right of First Offer, this Lease must be in full force and effect and there may be no outstanding uncured Event of Default in the performance of Tenant's obligations under this Lease.

C. If Tenant exercises a Right of First Offer, Tenant shall specify in the First Offer Notice the amount of Available First Offer Space that Tenant desires to include in the Leased Premises. Tenant may not, however, exercise the Right of First Offer for an amount of space which would leave unleased a block of Available First Offer Space containing less than 2,000 Rentable Square Feet. In the case of the Expansion Space, however, the provisions of Section 38-A shall control. The additional space which is included in the Leased Premises as a result of Tenant's exercise of the Right of First Offer is referred to hereinafter as the "Included Space." The location of the Included Space shall be mutually determined by Landlord and Tenant at the time that Tenant exercises its Right of First Offer.

D.   If Tenant elects to exercise a Right of First Offer:

     (i) The Included Space shall become part of the Leased Premises and all of the terms and conditions of this Lease shall apply to the Included space, except as otherwise provided herein.

     (ii) Landlord shall construct improvements in the Included Space (the "Included Space Improvements") in accordance with the provisions of
            Exhibit 37. To the extent not previously constructed in the Included Space, Landlord shall construct those items of the Landlord Improvements set forth in Sections 2, 3 and 4 of Exhibit 7. With respect to the work required under Section 3(b) of Exhibit 7, Landlord shall give Tenant one VAV box for every 2,000 Rentable Square Feet in the Included Space. Landlord shall have no obligation to complete the work set forth in Section 1 of Exhibit 7, with respect to the Included Space.

     (iii) The date for the commencement of the Term as to the Included Space (the "Included Space Commencement Date") shall be the earlier of (a) the date that Tenant commences the operation of its business in the Included Space, or (b) the date of substantial completion of the Included Space Improvements. Tenant shall commence paying Annual Fixed Rent, the Operating Expense Adjustment and the Tax Adjustment for the Included Space on the Included Space Commencement Date.

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

     (iv) The term with respect to the Included Space shall terminate at the same time as the Term with respect to the balance of the Leased Premises.

     (v) The Annual Fixed Rent for the Included Space per Rentable Square Foot shall be the same as the Annual Fixed Rent for the balance of the Leased Premises per Rentable Square Foot in effect from time to time (other than the Lower Mezzanine Space), and shall change at the same times and in the same amounts per Rentable Square Foot as the Annual Fixed Rent for the balance of the Leased Premises (other than the Lower Mezzanine Space). The Annual Fixed Rent per Rentable Square Foot for the Leased Premises is set forth in Exhibit 37.2 of this Lease.

     (vi) Tenant's Expense Proportionate Share and Tax Proportionate Share shall be increased based upon the number of additional Rentable Square Feet in the Included Space. There shall be no change in the Real Estate Tax Allowance or the Operating Expense Allowance.

E. Tenant acknowledges that Landlord intends to market any Available First Offer Space for lease to other prospective Tenant's. In the event that Landlord procures a prospective tenant for Available First Offer Space or any portion thereof and is engaged in serious negotiations with such prospective tenant, Landlord shall give notice thereof (an "Available Space Activity Notice") to Tenant. The Available Space Activity Notice shall specify the portion of the Available First Offer Space which Landlord intends to lease to a prospective tenant. Tenant shall then have ten (10) business days from receipt of the Available Space Activity Notice within which to exercise its Right of First Offer, with respect to the portion of the Available First Offer Space identified in the Available Space Activity Notice. If Tenant fails to exercise its Right of First Offer within such period, Landlord may thereafter enter into a lease with another tenant for the Available First Offer Space identified in the Available Space Activity Notice, upon such terms as Landlord determines. Tenant's Right of First Offer with respect to such Available First Offer Space shall be null and void and of no further force or effect. In the case of the Expansion Space, however, any lease to another tenant shall be subject to Tenant's Expansion Option, if it may still be exercised by Tenant.

F. Space shall not be deemed Available First Offer Space for purposes of this Lease, if it is leased to another tenant or if it is subject to any unexercised expansion or renewal options which may thereafter be exercised by another tenant.

     In addition to the foregoing, with respect to the portion of the First Offer Space which also constitutes the S&P ROFO Space. Tenant's Right of First Offer is subject and subordinate to the S&P ROFO. If Landlord is unable to deliver possession of the S&P ROFO Space to Tenant due to the exercise of the S&P ROFO, then (i) the Included Space shall not include, and Tenant's Right of First Offer shall not apply to, the S&P ROFO Space (provided, however, Tenant's exercise of its Right of First Offer shall be binding as to the balance of any Included Space), and (ii) the Annual Fixed Rent. Tenant's Tax

     Proportionate Share, Tenant's Expense Proportionate Share, and the Addition Construction Allowance for the Included Space to be provided pursuant to Paragraph E of Exhibit 37.1, shall all be determined upon the basis of the reduced number of Rentable Square Feet in the Included Space.

G. At the time that Tenant exercises its rights hereunder, the parties shall enter into an amendment to this Lease confirming the change in the Leased Premises, the increase in the Annual Fixed Rent, and Tenant's Expense Proportionate Share and Tax Proportionate Share and Tax Proportionate Share in accordance with the foregoing provisions.

H. Notwithstanding anything to the contrary set forth in this Lease, if Landlord intends to lease any Available First Offer Space to a third party, together with other space in the Building which is not included in the Available First Offer Space (the "Additional Space"), then Tenant shall not have the right to lease the Available First Offer Space unless Tenant also agrees to lease the Additional Space upon the same terms as Landlord proposes to lease the Additional Space to such third party.

I. In the event that Landlord is unable to deliver possession of any Included Space due to wrongful holdover by a previous tenant or other circumstances beyond Landlord's reasonable control, Landlord shall not be subject to any liability to Tenant; however, in such case, the commencement date for the First Offer Space shall not occur until possession of the First Offer Space has been delivered to Tenant.


38-A.  EXPANSION SPACE RIGHT OF FIRST OFFER.

A. As set forth in Section 38(A) of this Lease, the First Offer Space includes the Expansion Space. (Tenant's Right of First Offer, as it applies to the Expansion Space, is referred to hereinafter as the "Expansion Space Right of First Offer".) The Expansion Space is currently available for Lease, and Landlord hereby gives Tenant notice of the same. Accordingly, the Expansion Space constitutes Available First Offer Space and Tenant may, at any time hereafter, give Landlord a First Offer Notice with respect thereto, subject to the provisions of Section 38(E) and Section 38(F).

B. Tenant may not exercise the Expansion Space Right of First Offer for less than 4,500 Rentable Square Feet; nor may Tenant exercise the Expansion Space Right of First Offer for more than 6,942 Rentable Square Feet but less than the total Rentable Square Feet included in the Expansion Space (i.e., approximately 8,942 Rentable Square Feet).

C. In the event that Tenant exercises the Expansion Space Right of First Offer prior to the time that Tenant is required to exercise the Expansion Option, Tenant's Expansion Option shall no longer apply to, and the Expansion Space shall no longer include, that portion of the Expansion Space which is included in the Leased Premises pursuant to the Expansion Space Right of First Offer.

D. The Expansion Space Right of First Offer shall automatically terminate if and when Tenant exercises the Expansion Option.

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

40.  OPTION TO RENEW.

A. Tenant is hereby granted options to extend the Lease Term for two additional periods of five (5) years each (collectively, "Renewal Terms" and individually a "Renewal Term"). The first Renewal Term (the "First Renewal Term") shall commence on the first day following the expiration of the initial ten year term (the "Initial Term") and shall terminate without further notice or act on the last day of the fifth year following the expiration of the Initial Term. The second Renewal Term shall commence on the first day of the sixth year following the expiration of the Initial Term and shall terminate without further notice or act on the last day of the tenth year following the expiration of the Initial Term.

B. The option granted with respect to the First Renewal Term (the "First Renewal Option") must be exercised, if at all, by notice from Tenant to Landlord given on or before the date which is nine (9) months prior to expiration of the Initial Term. The option granted with respect to the Second Renewal Term (the "Second Renewal Option") must be exercised, if at all, by notice from Tenant to Landlord given on or before the date which is nine months prior to the expiration of the First Renewal Term.

C. The First Renewal Option and the Second Renewal Option (collectively, the "Renewal Options" and individually a "Renewal Option") are granted subject to the following conditions:

     (i) Each Renewal Option must be exercised, if at all, for all space then included in the Leased Premises, including any Expansion Space and First Offer Space which is then part of the Leased Premises.

     (ii) At the time of the exercise of each Renewal Option, this Lease must be in full force and effect, and at such time and also at the commencement of the Renewal Term there may be no outstanding uncured Event of Default by Tenant in the performance of its obligations under this Lease.

     (iii) Tenant shall not have the right to exercise the Second Renewal Option unless Tenant has also exercised the First Renewal Option.

D.   The Renewal Terms shall be upon the following terms and conditions:

     (i) All terms, provisions and conditions contained in this Lease shall continue to apply during each Renewal Terms, except as hereinafter set forth:

     (ii) The Leased Premises during each Renewal Term shall consist of all space included in the Lease Premises immediately preceding the expiration of the Initial Term (including all space leased by Tenant pursuant to the Expansion Option and Right of First Offer).

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

     (iii) During each Renewal Term, Tenant shall have the use of the Parking Spaces in the Complex Parking Lot (as such terms are defined in Section 42 of this Lease). The Annual Fixed Rent payable for the Parking Spaces during each Renewal Term shall be the market rent, as determined from time to time by the operator of the Complex Parking Lot. Such determination shall not be subject to the provisions of
            Section 40 of this Lease.

     (iv) The Annual Fixed Rent for the Leased Premises for each Renewal Term shall be the Market Rent for the entire Leased Premises as of the date of commencement of such Renewal Term. The Market Rent shall be determined in the manner set forth in Section 40 of this Lease. In no event, however, shall the Annual Fixed Rent for the Leased Premises be less than the Annual Fixed Rent for the Leased Premises in effect immediately prior the commencement of the Renewal Term.

     (v) During the Renewal Terms, the Operating Expense Adjustment and the Tax Adjustment will continue to be determined based upon the Operating Expense Allowance and the Real Estate Tax Allowance set forth in Section 1 of this Lease.

     (vi) There shall be no further right of renewal upon the expiration of the Second Renewal Term.

41.  DETERMINATION OF MARKET RENT.

A. In the event Tenant exercises a Renewal Option, then during the period beginning on the date of exercise (but no sooner than sixty (60) days prior to the last date that the Renewal Option can be exercised) and ending thirty (30) days thereafter (the "Negotiation Period"), the parties shall attempt, in good faith, to determine and agree upon the Market Rent for the Leased Premises.

B. In the event that Landlord and Tenant are unable to agree upon the Market Rent within the Negotiation Period, then the Market Rent shall be determined in accordance with the following procedure:

     (i) During the first two (2) weeks following the Negotiation Period, Landlord and Tenant shall attempt to agree upon a single appraiser who
          (a) shall be MAI certified, (b) shall have a minimum of ten (10) years' experience in real estate leasing in center city Philadelphia or appraisal of leases in first class office buildings in center city Philadelphia, and (c) has not conducted within the previous three (3) years, does not presently conduct, and does not anticipate conducting a material amount of business with either Landlord or Tenant or their affiliates, or otherwise have a financial interest in either Landlord or Tenant or their affiliates and who is otherwise independent (the "Appraiser Qualifications"). If Landlord and Tenant are unable to agree upon a single appraiser within such two (2) week period, then Landlord and Tenant shall draw by lot to determine which of them (the "First Party") within the following seven (7) days shall provide the other party (the "Second Party") with the names and qualifications of five (5) appraisers who are acceptable to the First Party and who meet the Appraiser Qualifications. Such list shall be accompanied by a statement of all business conducted by each such proposed appraiser with the First Party and its affiliates within the previous three (3) years. The Second Party within seven (7) days thereafter shall select one (1) of the five (5) appraisers and shall notify the First Party in writing of its selection. The appraiser so selected shall be the appraiser hereunder for purposes of the determination of Market Rent. The parties shall share equally the cost of the appraiser.

     (ii) Within fifteen (15) days following the selection of the appraiser, Landlord and Tenant shall each notify the other (but not the appraiser) of their determination of the Market Rent. During the next seven (7) days, both Landlord and Tenant shall prepare a written critique of the other's determinations, and on the seventh (7th) day Landlord and Tenant shall deliver to each other their written critiques. On the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations (as originally submitted to the other party, with no modifications or additions whatsoever permitted) and Landlord's and Tenant's critiques shall be submitted to the appraiser. Within fifteen (15) days thereafter, the appraiser shall decide in writing whether the Landlord's or the Tenant's determination of the Market Rent is more correct, and shall state in detail the reasons therefor. The determination so chosen shall be the Market Rent for the applicable space. The appraiser shall be empowered to choose only between the Landlord's and the Tenant's determinations, and shall reach no other or compromise decision. The appraiser's decision shall be final and binding on Landlord and Tenant.

C. Market Rent means the amount of fixed rent which a willing landlord (a landlord with space available) and willing tenant (a tenant needing or desiring to lease space) should agree upon (i) for space comparable to the Leased Premises in its then existing condition (including improvements in place), (ii) situated in the Building or in a building comparable to the Building located in center city Philadelphia, (iii) for the applicable Renewal Term, (iv) with similar provisions in effect for escalation of taxes and operating expenses as those contained in Section 6 of this Lease, and (v) otherwise upon the same terms and conditions set forth in this Lease.

D. If, for any reason, the Market Rent is not determined until after the commencement of the applicable Renewal Terms, tenant shall pay Annual Fixed Rent for such space at the rate then in effect until the Market Rent has been determined. On the first day of the month following the determination of the Market Rent, Tenant shall (a) commence paying Annual Fixed Rent at the Market Rent (if it is higher than the Annual Fixed Rate then in effect) and, (b) pay to Landlord an amount equal to the excess, if any, of the Market Rent for the relevant space over the Annual Fixed Rent which is paid for the Leased Premises, during the period prior to the time that the Market Rent was determined.

42.  SATELLITE DISH.

A. Tenant may install on the roof of the Building and operate throughout the Lease Term one satellite antenna not exceeding three feet in diameter and two additional satellite antennae not exceeding eighteen (18) inches in diameter (collectively, the "Antennae"), all with a non-penetrating mast mount design or other non-damaging current technology design. Tenant may connect the Antennae to the Leased Premises through existing Building systems, all subject to Landlord's approval as to location and method of attachment (which approval shall not be unreasonably withheld), and subject to Tenant's compliance with all applicable laws, ordinances and regulations.

B. Upon prior notice, Landlord shall provide Tenant with reasonable access from time to time to those parts of the Building outside the Leased Premises as are necessary for the installation and operation of the antennae. Tenant covenants and agrees that neither Tenant nor its agents or contractors will cause any damage to the Building during the installation, operation, maintenance or removal of the Antennae. Tenant agrees to indemnify and defend Landlord against all claims, actions, damages, liability and expenses in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, operation, maintenance or removal of the Antennae. Tenant shall cause its policy of liability insurance to cover claims made in respect of damage to property or personal injury arising out of the installation, operation, maintenance or removal of the Antennae.

C. Tenant may remove the Antennae during the Term at its own cost. At the expiration or sooner termination of the Term or upon the termination of the operation of the Antennae, Tenant shall remove the Antenna eat its own cost. Tenant shall leave the portion of the Building where the Antennae were located in good order and repair, reasonable wear and tear excepted. If Tenant does not remove the Antennae at the end of the Term, Tenant hereby authorizes Landlord to remove and dispose of the Antennae and charge the Tenant for all costs and expenses incurred. Tenant agrees that Landlord shall not be liable for any property disposed of or removed by Landlord.

D. Landlord makes no representations or warranties as to the suitability or effectiveness of any Antennae, or as to the governmental requirements applicable thereto. The permission granted in this Section 41 for Tenant to install and operate the Antennae shall not be deemed to make the roof and/or Building systems part of the Leased Premises for any purpose under this Lease, not shall this Section 41 be construed to require any services from Landlord with respect to the roof or Building systems by reason of the existence of the Antennae.

E. The permission granted herein is non-exclusive. Landlord reserves the right from time to time to permit other Tenant's of the Building to install, operate and maintain communications equipment on the roof of the Building or elsewhere, so long as such operation does not interfere with Tenant's operation of the Antennae. Landlord further reserves the right to relocate the Antennae from time to time, which shall be done at

     Landlord's sole cost and expense, and provided such relocation does not interfere with Tenant's operation of the Antennae.

F. Notwithstanding anything to the contrary set forth herein, Landlord may, at its election, perform on behalf of Tenant any of the installation, maintenance or removal work which Tenant is authorized or obligated to perform under this Section 41. If Landlord elects to perform such work on behalf of Tenant, Tenant shall pay Landlord all costs incurred by Landlord in connection with such work within thirty (30) days after Tenant is billed therefor.

G. Tenant shall be responsible for the entire cost of supplying electricity to the Antennae. Electric usage shall be measured, at Landlord's option, either (i) by meter installed by Landlord at Tenant's expense, or (ii) by Landlord's reasonable estimate. Tenant shall pay Landlord monthly, within thirty (30) days of being billed therefor, for all electricity used in connection with the operation of the Antennae at the general service rate.

43. PARKING. There is a parking lot located in the Complex (the "Complex Parking Lot"), below the concourse level. Tenant shall have the use of four reserved and two unreserved parking spaces in the Complex Parking Lot during the Term (the "Parking Spaces"). As set forth in Section 5, the Annual Fixed Rent payable by Tenant includes an amount for the Parking Spaces. A copy of Landlord's agreement with the operator of the Complex Parking Lot is attached hereto as Exhibit 42.

44. WAIVERS. No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

45. WAIVER OF TRIAL BY JURY; WAIVER OF NOTICES. Landlord and Tenant each hereby respectively waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Leased Premises and/or any claim for injury or damage and any emergency or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings.

Tenant hereby waives the right to any notices not expressly required pursuant to the terms of this Lease. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the Term or any extension thereof or on sooner termination thereof, or for non-payment of Rent or any other reason, Tenant specifically waives the right to the three (3) months' notice, and/or the fifteen (15) or thirty (30) days' notice required by the Pennsylvania Landlord and Tenant Act.

46. SEVERABILITY. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by the law.

47. NOTICES. All notices and other communications required to be given or which may be given under this Lease shall be in writing and shall be sent to the address of the party for whom such notice is intended set forth in Section 1 of this Lease. Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by prepaid overnight delivery service; or by personal delivery. Notices sent by registered or certified mail shall be effective three (3) business days after being deposited in the U.S. Mail. Notices sent by overnight delivery service shall be effective on the next business day following the date that the notice is deposited with the overnight delivery service for delivery. Notices sent by personal hand delivery shall be effective when actually received or refused by the party to which the same is directed; provided, however, if any notice is received after Business Hours, it shall not be effective until the next business day.

Either party may, by notice to the other party given in accordance with the terms of this Section 46, change the address to which notice is to be sent hereunder.

48.  BROKERS.

A. Tenant covenants, represents and warrants that Tenant has had no dealing or negotiations with any broker or agent or finder in connection with the consummation of this Lease except those parties set forth in Section 1 hereof, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses, including reasonable attorney's fees and liability for any compensation, commissions or charges claimed by any other broker or agent with whom Tenant has had any dealings or negotiations with respect to this Lease or the negotiation thereof.

B. Landlord covenants, represents and warrants that Landlord has had no dealing or negotiations with any broker or agent or finder in connection with the consummation of this Lease except those parties set forth in
     Section 1 hereof, and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all costs, expenses, including reasonable attorney's fees and liability for any compensation, commissions or charges claimed by any broker or agent with whom Landlord has had any dealings or negotiations with respect to this Lease or the negotiation thereof. Landlord shall be responsible for payment of any commissions or other compensation payable to The Galbreath Company and Julien J. Studley, Inc. in connection with this Lease.

49. NON-LIABILITY OF AGENT. Landlord and Tenant hereby acknowledge that The Galbreath Company is acting as agent only. Managing Agent shall not be held liable to Tenant for the fulfillment or non-fulfillment of any of the terms and conditions of this Lease or for any action or proceedings that may be taken by Landlord against Tenant.

50. AMENDMENT AND MODIFICATION. This Lease contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

51. HEADINGS AND TERMS. The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein.

52. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

53. REDEVELOPMENT AUTHORITY PROVISIONS. Tenant hereby covenants and agrees to and with the Landlord and the Redevelopment Authority of the City of Philadelphia and their respective successors and assigns as follows:

A. No person shall be deprived of the right to occupy the Leased Premises or use and facilities therein by reason of race, creed, color or national origin.

B. There shall be no discrimination in the use or sublease of the Leased Premises because of race, color, religion or national origin.

54. DELIVERY FOR EXAMINATION. The submission of this instrument to Tenant for review and examination does not constitute an offer by Landlord or reservation of space in the Complex for Tenant. This instrument shall not become effective as a lease, nor shall Landlord have any obligation hereunder, unless and until this instrument has been executed by Landlord and delivered to Tenant.

55. SURVIVAL. Any covenants set forth in this Lease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.

56. TIME OF ESSENCE. Time shall be of the essence with respect to all dates, times and periods set forth in this Lease.

57. JOINT AND SEVERAL LIABILITY. If Tenant is comprised of more than one signatory, each signatory shall be jointly and severally liable with each other signatory for payment and performance according to this Lease.

58. TENANT'S REMEDIES. If Landlord shall fail to observe or perform any covenant or agreement of Landlord herein contained and such failure continues beyond the notice and grace period set forth in Section 58 of this Lease, then, in addition to any other rights Tenant may have in law or equity, Tenant may (but shall not be obligated to), after at least five (5) days notice of Tenant's intention to do so, cure such default on behalf of Landlord, and Landlord shall reimburse Tenant upon demand for all actual and reasonable costs incurred by Tenant in curing such default. Notwithstanding the foregoing, Tenant shall not have any right in exercising its remedies under the preceding sentence (A) to make any repair or modifications to areas outside the Leased Premises or to base building systems, (B) to provide any services for the benefit of any occupants of the Complex other than Tenant, (C) to retain any contractors or subcontractors to perform such services which are not responsible contractors and subcontractors, and which are not financially responsible or may prejudice Landlord's relationship with Landlord's contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or may disturb harmonious labor relations, or (D) to set off any sums against Rent or withhold any amounts otherwise due under this Lease.

59. LANDLORD'S CURE PERIOD. Any other provision in the Lease notwithstanding, in no event shall Landlord be deemed to be in default under the terms of this Lease, nor shall Tenant have the right to exercise any remedy that it may have under this Lease, at law or in equity, unless Landlord fails to observe or perform any covenant or agreement of Landlord herein contained and such failure continues after written notice given by Tenant to landlord for more than thirty
(30) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Landlord commences to cure such failure within such thirty-day period and diligently thereafter prosecutes such cure to completion.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed with date first mentioned.

                                            LANDLORD:

                                            CENTRE SQUARE, by its authorized
                                            general partner:

                                            METROPOLITAN LIFE INSURANCE
ATTEST OF WITNESS:                          COMPANY

By:  /s/  Christine Madigan                 By
     -----------------------------            ----------------------------------
Title:  Sr. Investment Analyst              Title:  A.V.P.
        --------------------------                  ----------------------------



                                            TENANT:

ATTEST OR WITNESS:                          FARM JOURNAL, INC.

By:  Kenneth J. Venuti                      By  /s/  Michael Gart
     -----------------------------              --------------------------------
Title:  V.P./Controller                     Title:  V.P./Finance and Operations
        ---------------                             ----------------------------

                                   EXHIBIT 6

                          ITEMS OF OPERATION EXPENSE

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT

Operating Expense shall include, without limitation, the expenses actually incurred for the following items:

1. gas, oil, electricity, steam, fuel, water, sewer and other utility charges (including surcharges) of whatever nature;

2. insurance premiums and the amounts of any deductibles paid by Landlord; if Landlord self-insures, (a) to the extent that Landlord actually pays another department or profit center of Landlord for such coverage, Operating Expense shall include the amount of such payment, or (b) if there is no such payment, Operating Expense shall include an amount equal to the premiums and other charges that would otherwise be incurred for insurance coverage at levels comparable to that maintained by Landlord's in first-class office buildings in center city Philadelphia;

3. personnel costs directly related or appropriately attributed to the operation, management, maintenance, repair and replacement of the Lot and Complex, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect cost;

4. costs of service and maintenance contracts including, but not limited to, cleaning and security services;

5. all other maintenance, repair and replacement expenses (excluding repairs or replacements paid by proceeds of insurance), and the cost of materials, supplies and uniforms;

6.   administrative costs and overhead applicable to the Complex;

7. all professional fees incurred in connection with the operation of the Complex, including, without limitation, accounting fees for preparing the Operating Expense Statement and Tax Statement.

                                      6-1

8. management fees payable to the managing agent: if Landlord performs the functions of a managing agent, Operating Expense shall include an amount equal to the management fees that would customarily be charged for management of a building comparable to the Complex in center city Philadelphia;

9. sales and use taxes and any taxes imposed on personal property owned by Landlord and used in connection with the Complex and taxes on any of the expenses which are included in Operating Expense;

10.  decorations for the lobby and other public portions of the Complex; and

11. the cost of any Essential Capital Improvement made by Landlord, amortized on a straight line basis over an appropriate period (but not more than ten
     (10) years) with an interest factor of ten percent (10%) per annum). If Landlord shall lease such Essential Capital Improvement, then the rentals or other operating costs paid pursuant to such lease shall be included in Operating Expense for each year in which they are incurred. "Essential Capital Improvement" shall mean (a) a labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expense, whether or not voluntary or required by governmental mandate, or (b) an installation or improvement required by reason of any law, ordinance or regulation which was not applicable to the Complex on the date of the execution of this Lease, or (c) an installation or improvement intended to improve the safety of Tenant's in the Complex generally, whether or not voluntary or required by governmental mandate. With respect to any Essential Capital Improvement made under subparagraph 11(a), the amount which may be included in Operating Expense for an Operating Year shall not exceed the amount of the reduction in Operating Expense for such Operating Year which is reasonably attributable to such Essential Improvement.

     Operating Expense shall not include:

     (a) Leasing commissions, costs, disbursements and other expense incurred in leasing, renovating or improving spaces for Tenant's;

     (b) Costs (including permit, license and inspection fees) incurred in renovating, improving, decorating, painting or redecorating space which is leased or available for lease to Tenant's;

     (c) Depreciation of the Complex, except as set forth above with respect to Essential Capital Improvements.

     (d) Costs incurred because Landlord or another tenant has violated the terms of any lease;

     (e) That portion of any payment made to an entity or person related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

                                      6-2

     (f) Debt-service or other similar payments on any ground lease or mortgages;

     (g) Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

     (h) Rental or other elated expenses incurred in leasing equipment considered to be of a capital nature, except to the extent that such equipment would constitute an Essential Capital Improvement;

     (i)  Advertising expenses;

     (j) Costs incurred in operating the parking facilities for the Complex, except if the expense cost of operating the parting facilities exceeds the revenues generated from operating of parking facilities;

     (k) Any fines or penalties incurred because Landlord has violated any governmental rules, regulations or statutes, including the Americans With Disabilities Act and any and all environmental laws now or hereafter applicable to the Complex, in whole or in part; the foregoing shall not be construed to affect the provisions of subparagraph 11(b) of this Exhibit.

     (l) Costs of capital improvements (except for costs of any Essential Capital Improvement, as defined in Exhibit 6).

     (m)  Legal expenses of negotiating and enforcing leases.

     (n) Any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, but not including costs and expenditures for which Landlord is reimbursed by Tenant's of the Complex pursuant to operating expense, escalation, rent adjustment and similar additional rent provisions. With respect to any reimbursement (other than costs and expenditures for which Landlord is reimbursed by Tenant's of the Complex pursuant to Operating Expense reimbursement provisions) to which Landlord is entitled but which has not actually been received, Landlord shall be permitted to include the applicable cost in Operating Expense on the condition that (i) Landlord thereafter uses commercially reasonable efforts to collect such reimbursement, and (ii) in the event Landlord subsequently collects such reimbursement, Landlord shall reduce Operating Expense by the amount of such reimbursement.

          Subject to Section 6(B)(v) of the Lease and also subject to the provisions of paragraphs 2 and 8 of Exhibit 6, Operating Expense shall be determined based upon the actual costs paid or incurred by Landlord.

                                      6-3

                                   EXHIBIT 7

                             LANDLORD IMPROVEMENTS

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT

The Landlord Improvements shall consist of the following:

1. Demolition/Preparation. Landlord has performed or shall perform the following demolition in the Leased Premises (unless otherwise noted):

     (a) Remove all existing ceilings and lights and all wiring which would be abandoned in connection with removal of existing lights.

     (b) Remove all mechanical system components including but not limited to duct work and diffusers.

     (c) Remove all unused electrical components including but not limited to conduits, wiring, switches and panels.

     (d) Remove all debris in and surrounding mechanical and electrical systems.

     (e) Where necessary, tape, spackle and sand existing drywall and soffits; where necessary, furr, drywall, tape and spackle and sand al perimeter walls, columns and perimeter top and bottom bulkheads.

     (f) All bulkheads in the soffits will be insulated with fiberglass insulation having an R Factor of no less than R7.6.

     (g)  Where necessary, scrape floor to accept carpet.

2. Sprinkler Loop. Landlord shall install the distribution loops and branches to permit a finished ceiling height with building standard light fixtures throughout the Leased Premises of not less than 8'6" above standard finished floor.

                                      7-1

3.   HVAC.

(a) Existing perimeter induction units and primary fan system shall be inspected, evaluated, repaired or replaced to achieve optimal operating levels. This work shall include without limitation the following:

          (i)    Filters

          Inspect, evaluate and repair/replace as required:

               (a)  Filter racks
               (b)  Filter media
               (c)  Manometers
               (d)  Filter supports
               (e)  Insulation
               (f)  Blank offs and panels/doors/hatches
               (g)  Lighting
               (h)  Motors, belts, miscellaneous components

          (ii)   Coils:  (Preheat & Cooling)

               (a)  Clean coil fins
               (b)  Align and support coil sections
               (c)  Blank offs, panels, doors and hatches
               (d)  Lighting

          (iii)  Fans and Dampers:

               (a)  Clean housing
               (b)  Casing, seal leaks at penetrations
               (c)  Cleaning and lubrication of all operating parts

          (iv) Repair where necessary induction unit covers, to include room temperature sensors and control valves (built into units) and cleaning of induction unit coils and air jets.

(b) Interior offices shall be cooled by the variable air volume control air conditioning system. Landlord shall provide a medium pressure looped trunk duct on each Tenant floor sized for an air velocity of 2300 fpm maximum. The maximum velocity on the low pressure side of the VAV boxes will be 1200 fpm. The main direct loop will be externally insulated. Landlord shall provide, on the 28/th/ floor sixteen (16), and on the 27/th/ floor five
     (5), 100% shutoff type variable air volume terminals (VAV) and the medium pressure ducts from the main loop duct to the VAV boxes. The size and location of the boxes shall be set forth in Tenant's Final Plans.

                                      7-2

     A space wall mountable thermostat with fifty (50) feet of wire shall be provided by Landlord for each VAV box. The wall mounted thermostat shall be installed by Tenant.
     Each VAV unit shall be controlled by a terminal equipment type controller which interfaces with the Building management system for remote monitoring and control.

4. Window Coverings. Landlord shall install building standard thin slat, brushed aluminum Levelor mini-blinds on all exterior windows of the Leased Premises.

5.   Building Standard Restrooms.

     The restroom on the 27/th/ floor has been, and the restroom on the 28/th/ floor shall be, renovated as follows:


A.   CEILING:                     Donn Fineline Grid with 2' x 2" metal
                                  acoustical panels with baked-on white enamel finish. Pattern: Diagonal uniform perforations.

B.   LIGHTING:                    Cove Lights (fluorescents) with prismatic
                                  acrylic lenses above mirrors and water
                                  closets. A&L Lighting Ltd. #'s RA230 and
                                  RA240.

C.   WALL SURFACES:               6'-0" high, 4-1/4" x 4-1/4" wainscoat behind
                                  toilets and urinals: VWC on other surfaces.

D.   FLOOR FINISH AND BASE:       2' x 2" ceramic mosaic tile.

E.   PAINTING:                    Painting of existing entrance door and frame.

F.   VANITY:                      Full-length vanity top and skirt of corian
                                  material (wall-mounted).

G.   LAVATORIES:                  Kohler Caxton #K2210 vitreous china
                                  undercounter lavatory (19" x 15") overall dimensions.

H.   MIRRORS:                     Full-length of vanity. Height to underside of
                                  cove light with 18-gauge, stainless-steel frame.

I.   TOILET PARTITIONS:           Metal, baked enamel, ceiling-hung toilet
                                  partition.

J.   RESTROOM:                    New, as indicated on drawings.


     ACCESSORIES:                 A.  Partition-mounted toilet seat dispenser
                                      and toilet tissue dispenser. Bobrick B-
                                      3471.60 or A.S.1. Equal.

                                  B.  Toilet paper holder.  Bobrick B-6867.60 or


                                      7-3

                                      A.S. 1 Equal.

                                  C.  Surface-mounted toilet seat cover
                                      dispenser. Bobrick B-221 or A.S.1 Equal.

                                  D. Partition-mounted toilet seat dispenser, toilet tissue dispenser and napkin disposal. Bobrick B-357.60 or A.S.1 Equal.

                                  E.  Same as D. Bobrick B-351.60 or A.S.1
                                      Equal.

                                  F. Surface-mounted towel dispenser and waste receptacle. Bobrick B-3909 or A.S.1. Equal.

                                  G.  Grab Bar.  Bobrick B-55 or A.S.1 Equal.

                                  H.  Surface-mounted sanitary napkin vendor.
                                      Bobrick B-2803 or A.S. Equal.

                                  I.  Lavatory-mounted, all-purpose soap
                                      dispenser. Bobrick B-822 or a.S.1 Equal.

K.   LAVATORY TRIM GRILLES:           Chrome-plated supply fitting, water
                                      economy aerator, crystal-like acrylic
                                      handles, chrome-plated 17-gauge brass P-
                                      Trap. Kohler #K-7436-FCV.

L.   WATER CLOSET SEATS:              New, solid-white plastic, open front,
                                      extended back, self-sustaining hinge,
                                      brass bolts, without cover.

M.   CEILING EXHAUST GRILLS:          20-gauge aluminum with 1/2" x 1/2" x 1/2"
                                      louvers. Tiutus #50F, 14" duct size with lay-in type border for 24" x 24" ceiling module.

N.   FLUSH VALVES:                    Repaired or replaced as necessary.

The cost of any changes or upgrades to the building standard restrooms shall be included in the Tenant Improvements.

                                      7-4

                                   EXHIBIT 8

                              TENANT IMPROVEMENTS

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT

          This Exhibit is attached to and made part of that certain Lease (the "Lease"), dated ________, between CENTRE SQUARE (the "Landlord") and FARM JOURNAL, INC. (the "Tenant") for certain space in the Complex known as Centre Square, 1500 Market Street, Philadelphia, Pennsylvania. Capitalized terms used herein which are not separately defined in this Exhibit shall have the same meanings as in the Lease.

          In consideration of the parties entering into the Lease and of the mutual promises and covenants hereinafter contained, Landlord and Tenant hereby agree as follows:


                                  ARTICLE 1.
                     DESCRIPTION AND COORDINATION OF WORK
                     ------------------------------------

          1.1.  Work to be Performed by Landlord.  Land has agreed to perform
                --------------------------------
certain work for Tenant in connection with its occupancy of the Leased Premises (other than the Lower Mezzanine Space, as to which the provisions of Section 36 shall be applicable). A portion of the work, which portion is referred to as the "Landlord Improvements," will be performed by Landlord at Landlord's cost and expense. The Landlord Improvements are described in Exhibit 7 to this Lease. The balance of the work to be performed by Landlord pursuant to this Exhibit consists of the construction of certain improvements for the Leased Premises (the "Tenant Improvements") in accordance with plans and specifications to be provided by Tenant, as hereinafter set forth. The cost of completing the Tenant Improvements shall be paid for from the Construction Allowance and, to the extent hereinafter set forth, from Tenant's own funds. The Landlord Improvements and the Tenant Improvements are sometimes referred to collectively hereinafter as the "Improvements."

          The provisions of this Exhibit 8 do not apply to the Lower Mezzanine Space and Landlord shall have no obligation to construct any of the Improvements in the Lower Mezzanine Space. Except as otherwise set forth in Section 36, the Lower Mezzanine Space is being delivered to Tenant in its current condition, "as is".

                                      8-1

          1.2.  Construction Representatives.
                ----------------------------

          1.2.1.  Appointment of Construction Representatives.  Landlord and
                  -------------------------------------------
Tenant have appointed or shall appoint representatives to act for each of them with respect to all construction and construction related matters involving the Improvements (respectively "Landlord's Construction Representative" and "Tenant's Construction Representative", and together, the "Construction Representatives"). The Construction Representatives shall be available to attend (a) regularly scheduled and special meetings with each other prior to the selection of the General Contractor (as defined below), (b) all pre-bid and post-bid meetings and interviews with Qualified General Contractors (as defined below) prior to the selection of the General Contractor, and (c) periodic meetings as necessary with the General Contractor.

          1.2.2  Tenant's Construction Representative.  During the construction
                 ------------------------------------
of the Improvements, Tenant's Construction Representative shall be generally available at the Building. Tenant's Construction Representative shall have the authority to act on Tenant's behalf at all times (including at all construction meetings and inspections) and specifically to bind Tenant with respect to all issues relating to the construction of the Tenant Improvements. Tenant's Construction Representative shall have the right to inspect the improvements from time to time, when Landlord's Construction Representative is present and without interfering with the work, to review compliance with requirements of the Exhibit. Tenant's Construction Representative will be Mr. William R. Smith of Smith Advisory Group, provided, however, Tenant may change Tenant's Construction Representative from time to time to another person skilled in the construction of tenant fit-outs of Class A office buildings, which change shall be effective upon receipt by Landlord of written notice of such change.

          1.2.3.  Landlord's Construction Representative.  Landlord hereby
                  --------------------------------------
designates William Aldrich of the Galbreath Company as Landlord's Construction Representative; provided, however, that Landlord may change Landlord's Construction Representative from time to time to another person skilled in the construction of tenant fit-outs in class A office buildings, which change shall be effective upon the receipt by Tenant of written notice of such change. Landlord's Construction Representative shall be generally available at the Building during the construction of the Improvements.

                                  ARTICLE 2.
                                TENANT'S PLANS
                                --------------

          2.1  Approved Design Professionals.  Tenant has engaged Deborah Meyer
               -----------------------------
Associates, Inc. as its architect ("Tenant's Architect") to design the Tenant Improvements, and shall engage or cause Tenant's Architect to engage such engineers and other design professionals as shall be necessary to design and engineer the Tenant Improvements (together with Tenant's Architect, the "Tenant Design Professionals"). Each of Tenant's Design Professionals shall maintain at all times errors and omissions professional liability insurance in an amount reasonably satisfactory to Landlord covering any negligent act, error or omission of such party. Evidence of such insurance as maintained by Tenant's Architect shall be provided to Landlord upon the execution of this Lease.
Tenant shall provide Landlord with evidence of such insurance

                                      8-2
for each of the other Tenant Design Professionals upon their respective engagements by Tenant to perform work in connection with the Tenant Improvements.

          Each of Tenant's Design Professionals shall (a) be a reputable design professional, experienced in the design of tenant space in Class A office buildings, (b) possess good labor relations, and (c) not have had a prior experience with Landlord which resulted in Landlord's dissatisfaction with such design professional's performance in any material respect.

          2.2.  Tenant's Proposed Plans.  On or before July 19, 1995 (the "Plan
                -----------------------
Delivery Date") Tenant shall cause to be prepared by the Design Professionals and delivered to Landlord for Landlord's approval as described below, complete architectural, mechanical, electrical and structural drawings and specifications (the "Proposed Plans") for the construction of the Tenant Improvements. The Proposed Plans shall (a) conform with all applicable laws, ordinances, codes, regulations and requirements including, without limitation, the ADA and all regulations promulgated thereunder from time to time (together, "Laws and Requirements"), (b) contain, at a minimum, floor plans, reflected ceiling plans, mechanical plans, electrical plans, fire protection plans, life safety plans, plumbing plans and all related details and schedules, and show the general layout of telephone and data distribution lines and equipment and all specialty systems and equipment, (c) include a coordinated set of all mechanical, plumbing and electrical drawings, showing locations and elevations by system, and (d) be signed and sealed by Tenant's Architect and (where applicable) an engineer, licensed and registered in the Commonwealth of Pennsylvania.

          2.3.  Landlord Approval of Complete Proposed Plans.
                --------------------------------------------

          2.3.1.  Standards for Approval.  Within five (5) days after Landlord's
                  ----------------------
receipt of the Proposed Plans, Landlord shall give notice to Tenant either approving or disapproving the same. Any notice of disapproval from Landlord shall state the specific reasons for such disapproval. Landlord's approval of the Proposed Plans shall not be unreasonably withheld. It shall not be unreasonable for Landlord to disapprove the Proposed Plans if the Tenant Improvements as delineated therein (a) do not conform with all Laws and Requirements, (b) would, in Landlord's reasonable judgment, adversely affect any base building system, including, without limitation, the HVAC, electrical, plumbing, fire protection, sprinkler, security or life safety systems, (c) would impair the structural integrity of the Building, (d) would adversely affect the appearance of the Building from outside the Building, (e) do not otherwise conform with the requirements set forth in Section 2.2 above, or (f) would, in Landlord's reasonable opinion, create a health hazard within the Building. Landlord's review of the Tenant's Proposed Plans shall be solely for the benefit of Landlord and may not be relied upon by Tenant or any other party for any purpose including, without limitation, compliance with any Laws or Requirements.

          2.3.2.  Rejection of Proposed Plans by Landlord.  In the event
                  ---------------------------------------
Landlord rejects the Proposed Plans. Tenant shall resubmit such Proposed Plans or relevant portion thereof, including the revisions required by Landlord within three (3) days after receipt of Landlord's notice of rejection. Landlord shall review and approve the revised Proposed Plans within five (5)

                                      8-3
days after receipt, provided they contain all of the revisions, modifications and other changes requested by Landlord, and no other revisions, modifications or changes which are unacceptable to Landlord. The Proposed Plans, in the form finally approved by Landlord are referred to hereinafter as the "Tenant's Final Plans."

          2.3.3.  Tenant's Changes to Final Plans.  Tenant shall not make any
                  -------------------------------
changes in the Tenant's Final Plans without Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Any notice of disapproval or request for clarification sent by Landlord shall state the specific reasons for such disapproval and/or the items to be clarified, if applicable. Any changes to Tenant's Final Plans shall be documented in writing prior to the commencement of any work reflected by such changes at the regular job meetings and shall be communicated by Tenant's Construction Representative to Landlord's Construction Representative. In addition, Tenant shall reflect all changes and additions to Tenant's Final Plans in a set of marked as-built drawings reflecting all changes and conditions, by discipline, to be delivered to Landlord within thirty (30) days after completion of the Tenant Improvements.

          2.3.4.  Cost of Tenant's Proposed Plans and Tenant's Final Plans.
                  --------------------------------------------------------
Except as hereinafter provided, Tenant shall be solely responsible for all costs of preparing Tenant's Proposed Plans and Tenant's Final Plans. Tenant may draw funds against the Construction Allowance for payment of such costs from time to time in accordance with the requirements and procedures in Section 4.4 hereof.

          2.3.5.  Permits.  Landlord, at Tenant's sole cost and expense, shall
                  -------
file (or cause the General Contractor to file) Tenant's Final Plans with the governmental agencies having jurisdiction and shall obtain all permits and approvals necessary for the construction of the Tenant Improvements. The cost thereof may, at Tenant's election, be paid from the Construction Allowance in accordance with the requirements and procedures set forth in Section 4.4 and 4.5 hereof.

                                  ARTICLE 3.
                            SELECTION OF CONTRACTOR
                            FOR TENANT IMPROVEMENTS
                            -----------------------

          3.1.  Selection of General Contractor.  Landlord and Tenant hereby
                -------------------------------
agree that the general contractor for the construction of the Tenant Improvements shall be mutually selected by Landlord and Tenant from among the general contractors identified in Schedule 1 attached to this Exhibit (the "Qualified General Contractors"). If Landlord and Tenant are unable to mutually agree upon the selection of the general contractor, Landlord shall select the general contractor; provided, however, Landlord agrees to select the lowest bidder which is responsive to the RFP and which demonstrates the capacity to complete the Improvements (a) in accordance with the standards set forth in
Section 5.1 of Exhibit 8, and (b) by the Scheduled Completion Date. The general contractor ultimately selected from the Qualified General Contractors is referred to hereinafter as the "General Contractor".

                                      8-4

          3.2.  RFP and Interviews; Selection.
                -----------------------------

          3.2.1. On or before July 20, 1995, the Construction Representatives shall prepare jointly a request for proposal (the "RFP") and furnish it to each of the Qualified General Contractors. The RFP shall describe, in as much detail as is reasonably possible, the Tenant Improvements, and shall require each Qualified General Contractor to furnish a lump sum price based upon Tenant's Final Plans.

          3.2.2. On or before July 25, 1995, Landlord and Tenant shall hold pre-bid meetings with each Qualified General Contractor responding to the RFP to address preliminary questions which the Qualified General Contractors may have regarding the RFP. Each Qualified General Contractor shall be required to furnish its bid no later than July 28, 1995. During post-bid interviews, Landlord's Construction Representative and Tenant's Construction Representative shall, to the extent necessary, solicit clarifications to bids and shall negotiate with each candidate to obtain competitive pricing.

          3.2.3. The General Contractor shall be selected on or before August 2, 1995. The contract with the General Contractor shall include a warranty, extending from the date that the work is placed in service until one year from the date the work is placed in service, for defective or non-conforming work.

                                  ARTICLE 4.
                              CONSTRUCTION COSTS
                              ------------------

          4.1.  Estimated Project Costs.  No later than August 4, 1995, Landlord
                -----------------------
shall submit to Tenant an estimate of the cost of constructing the Tenant Improvements (the "Estimate of Landlord's Costs"), which shall be based on the amount of the construction contract plus contingencies, and Landlord's Additional Costs. "Landlord's Additional Costs" shall consist of (a) fees and reimbursables payable by Landlord to the General Contractor and other third parties, but excluding (i) fees or salaries of Landlord's Managing Agent and its employees and Landlord's Construction Representative, and (ii) fixed costs and overhead for the Building management offices, (b) to the extent not included in the contract with the General Contractor, all expenses reasonably incurred by landlord in connection with the Tenant Improvements including but not limited to the cost of permits, independent laboratory testing and inspections, hoisting, rubbish removal (including the cost of renting and removing dumpsters and disposing of contents), bonding premiums for the Tenant Improvements, the costs associated with increased security, increased utilities, increased cleaning services at the Building during the construction of the Tenant Improvements and any other reasonable costs or expenses actually incurred by Landlord in connection with the Tenant Improvements, and (c) a fee in the amount of three percent (3%) of all construction costs (the "landlord's Fee").

          The Estimate of Landlord's Costs shall be updated twice during the construction period. The actual costs of constructing the Tenant Improvements (together with the Landlord's Fee), whether the same as or different than those set forth in the Estimate of Landlord's Costs (as

                                      8-5
the Estimate of Landlord's Costs may be modified or amended pursuant to this Section ) are sometimes referred to herein as "Landlord's Construction Costs.".

          4.2.  Construction Allowance.  Landlord shall pay the first monies
                ----------------------
expended for Landlord's Construction Costs until the process payments toward such costs equal $1,253,460 (the "Construction Allowance") (less all amounts advanced by Landlord for Plans Costs and Non-Construction Purposes pursuant to
Section 4.4 of this Exhibit). Thereafter, Tenant shall pay for all Landlord's Construction Costs as they are incurred by Landlord, within thirty (30) days after Tenant is billed therefor by Landlord. Notwithstanding anything to the contrary set forth herein, unless the parties mutually agree otherwise, at least $835,640 of the Construction Allowance shall be expended for Landlord's Construction Costs.

          4.3.  [Intentionally Deleted.]

          4.4.  Use of Construction Allowance for Non-Construction Purposes.
                -----------------------------------------------------------
Tenant may use for Non-Construction Purposes a portion of the Construction Allowance, which portion (the "Non-Construction Portion") shall not exceed $417,820, unless the parties mutually agree otherwise. Following selection of the General Contractor, the parties shall reconsider the proportionate amounts of the Construction Allowance allocated for Landlord's Construction Costs and Non-Construction Purposes and shall negotiate in good faith with respect to any reallocation of the Construction Allowance between Landlord's Construction Costs and Non-Construction Allowance. The terms "Non-Construction Purposes" shall mean all amounts paid or payable by Tenant to unrelated third parties for the following: (a) the preparation of Tenant's Proposed Plans and Final Plans; (b) the costs of obtaining all permits necessary for the construction of the Tenant Improvements; (c) the cost of moving Tenant's personal property to the Leased Premises; (d) purchase of furniture, fixtures and equipment for the Leased Premises; (e) installation of data and telecommunications wiring and cabling in the Leased Premises; and (f) improvements for the Lower Mezzanine Space.

          4.5.  Advance of Non-Construction Portion.
                -----------------------------------

          4.5.1. Tenant may draw funds against the Non-Construction Portion from time to time upon the following terms and conditions:

          (a) no Event of Default shall have occurred and be continuing under this Lease;

          (b) Tenant may not make more than one draw in any calendar months, and

          (c) the minimum amount which may be drawn at any one time shall be $20,000, except for the final draw, which may be lower.

          4.5.2. Each draw request shall be submitted to Landlord by the tenth of the month and shall include the request for the previous month and a reasonable estimate of the amount of the draw request for the next month. Landlord shall pay the amount of the request by the end of the month. Landlord shall not be required to disburse funds in any month in excess of the estimate of the disbursement request previously given by Tenant to Landlord for such month.

                                      8-6

          4.5.3. With each draw request, Tenant shall submit paid receipts or bills for the costs to be paid from the draw request and, for any such costs which may be subject to mechanics' or other liens, appropriate releases of liens.

                                  ARTICLE 5.

                       COMPLETION OF TENANT IMPROVEMENTS
                       ---------------------------------

          5.1.  Completion of Tenant Improvements.  Landlord shall cause the
                ---------------------------------
General Contractor to construct the Tenant Improvements in a thorough, first-class and workmanlike manner, using only new materials, and in accordance with the Tenant's Final Plans.

          5.2.  Substantial Completion.  Subject to Section 5.3 of this Exhibit,
                ----------------------
Landlord shall cause the Improvements to be Substantially Completed in accordance with the Tenant's Plans no later than October 1, 1995 (the "Scheduled Completion Date"). The Improvements shall be deemed substantially completed ("Substantial Completion or "Substantially Completed") when

          5.2.1.  the Improvements have been completed as aforesaid, except for:

          5.2.1.1. With respect to the Tenant Improvements, minor items of finishing and construction which are not necessary to make the Leased Premises reasonably tenantable for Tenant's use as stated herein;

          5.2.1.2. With respect to the Landlord Improvements, minor items of finishing and construction which are not necessary to make the Landlord Improvements useable for their intended purposes;

          5.2.1.3.  Items not then completed because of:

          (a) failure by Tenant to provide the Tenant's Proposed Plans by the Plan Delivery Date, or to promptly make changes in the Tenant's Proposed Plans reasonably required by Landlord in connection with the approval thereof, or to otherwise perform its obligations under this Lease; or

          (b)  changes in the Final Plans requested by Tenant; or

          (c) delays, not caused by Landlord, in furnishing materials or procuring labor required for installations or work in the Leased Premises which are not customarily provided by Landlord for office Tenant's in the Complex, provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity so specify alternative materials or requirements customarily provided by Landlord for office Tenant's; or

          (d) the performance of any work or activity in the Leased Premises by Tenant or any of its employees, agents or contractors.

                                      8-7

          Delays resulting from the occurrences described in 5.2.1.3 are sometimes hereinafter referred to as "Tenant Delays."

          5.2.2. The City of Philadelphia has signed the building permit for the Improvements indicating compliance with the Final Plans, and allowing occupancy of the Leased Premises, or would have done so, but for work which is not completed due to Tenant Delays.

          5.2.3. The Leased Premises has been cleaned (including vacuuming of carpets and polishing of floors), or would have been so, but for work which is not completed due to Tenant Delays.

          5.2.4. All of the services which Landlord has agreed to provide are available to the Leased Premises in accordance with the terms of this Lease, or would have been so, but for Tenant Delays.

          5.2.5. Landlord has obtained a report from an independent testing service which shows that airborne asbestos fiber concentrations in the Leased Premises are equal to or less than 0.01 fibers per cubic centimeter, with ninety-five percent (95%) confidence as measured by phased contrast microscopy.

          5.3.  Late Completion.  Landlord presently estimates that the date of
                ---------------
Substantial Completion will be the Scheduled Completion Date. If the Improvements are not substantially completed by the Scheduled Completion Date because of delays due to holdover by a prior tenant, governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, delays by contractors or subcontractors, casualty or any other causes which are not within the reasonable control of Landlord ("Force Majeure Delays"). Landlord shall not be subject to any liability to Tenant. No such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder. If the delay was not the result of a Tenant Delay, the Commencement Date shall not be deemed to have occurred until the date which is seven days after the Improvements are in the required state (unless Tenant takes possession of the Leased Premises prior thereto). In the event of any delay in the date of Substantial Completion as a result of a Tenant Delay, Tenant acknowledges that the Commencement Date shall occur before Leased Premises have been delivered to Tenant for its occupancy.

          In the event that the Improvements are not Substantially Completed by the Scheduled Completion Date due to a Landlord Delay (as hereinafter defined), the Commencement Date shall not occur on the date which is seven days after the date of Substantial Completion, but instead shall occur on the day following the expiration of the Preliminary Period. The Preliminary Period shall commence on the Substantial Completion of the Improvements and shall extend for a period equal to the Landlord Delay Period plus one week. Thus, for example, if there were a Landlord Delay Period of fifteen (15) days, and the date of Substantial Completion was October 16, 1995, the Preliminary Period would extend from October 16, 1995 through November 7, 1995 and the Commencement Date would be November 8, 1995. During the Preliminary Period; (a) Tenant shall have the right to use and occupy the Leased Premises for the conduct of its business without payment of any Annual Fixed Rent other

                                      8-8
than that portion of the Annual Fixed Rent which is attributable to the Parking Spaces, as set forth in Section 5 of this Lease, and (b) Tenant shall comply with all of the other terms and conditions of this Lease, as if the Commencement Date of the Term had occurred. Nothing herein shall be construed to reduce or otherwise affect the Fixed Rent Credit which shall be applied following the Commencement Date, as set forth in Section 5 of this Lease. The foregoing shall constitute the sole and exclusively remedy of Tenant by reason of the occurrence of a Landlord Delay.

          The term "Landlord Delay" as used herein means any delay in the date of Substantial Completion of the Improvements beyond the Scheduled Completion Date which is due to any cause other than a Force Majeure Delay or a Tenant Delay. The term "Landlord Delay Period" means the length of any delay in the date of Substantial Completion beyond the Scheduled Completion Date which is due to a Landlord Delay.

          5.4.  Inspection.  At such time as Landlord believes that the
                ----------
Improvement are Substantially Completed, Landlord shall so notify Tenant's Construction Representative in writing. Tenant's Construction Representative shall, within three (3) days after receipt of such notice, inspect the Improvements with Landlord's Construction Representative and the General Contractor. At the time of such inspection, the Construction Representative shall identify all punchlist items and incomplete work caused by Tenant Delays. No items may be added to the punchlist items following such inspection. Notwithstanding the foregoing, if Tenant later discovers any defective or non-conforming work which was not visible, observable or susceptible of detection at the time of such inspection, and Tenant gives notice of the specific defect or non-conforming work to Landlord at least thirty (30) days prior to the expiration of the applicable warranty period, Landlord shall cause the General Contractor, at its sole cost and expense, to correct any defective or non-conforming work.

          5.5.  Final Completion.  Final completion of the Improvements shall be
                ----------------
achieved as follows: (a) Landlord shall cause all punchlist items to be completed within thirty (30) days after the date of the inspection; and (b) Landlord shall cause all incomplete work caused by Tenant Delays to be completed with an additional period of time equal to the duration of such Tenant Delays.

          5.6.  Computer Room.  Notwithstanding anything to the contrary set
                -------------
forth herein, Landlord shall cause Tenant's computer room to be completed to Wiring Ready Conditions (as hereinafter defined) on or before September 15, 1995, subject to the Force Majeure Delays and Tenant Delays. The term "Wiring Ready Condition" shall mean that the Tenant Improvements in the computer room have reached a level of competition which will enable Tenant to perform its wiring work in the computer room.

                                  ARTICLE 6.

                             RENT CREDIT REDUCTION
                             ---------------------

          6.1.  Definitions.  The following terms shall have the meanings set
                -----------
forth below:

                                      8-9

          6.1.1. "Aggregate Costs" shall mean the sum of (a) Landlord's Construction Costs, and (b) amounts advanced by Landlord for Non-Construction Purposes.

          6.1.2. "Construction Allowance Excess" shall mean the amount, if any, by which the Construction Allowance exceeds the Aggregate Costs.

          6.2.  Rent Credit.  In the event that there is a Construction
                -----------
Allowance Excess, the amount thereof shall be applied as a credit (the "Rent Credit") against the first installments of Rent coming due under this Lease, until exhausted.

          6.3.  Lease Amendment.  In the event that Tenant receives a Rent
                ---------------
Credit, then promptly following the Commencement Date, Landlord and Tenant shall enter into an Amendment to this Lease setting forth the amount of the Rent Credit.

                                  ARTICLE 7.

                                 MISCELLANEOUS
                                 -------------

          7.1.  Tenant's Work.  All data and telecommunications wiring and all
                -------------
furniture systems for, and all other work to be performed by Tenant in , the Leased Premises, none of which shall constitute Tenant Improvements hereunder, shall be furnished and installed or performed by Tenant at Tenant's sole cost and expense (subject to Section 4.4 of this Exhibit). Tenant shall employ with the provisions of Section 9 of the Lease and such additional requirements as reasonably requested by Landlord or the General Contractor in connection with any work which it performs pursuant to this Section. All such work shall be subject to coordination by the General Contractor. Tenant shall have access to the Leased Premises prior to the Commencement Date for purposes of completing such work, provided, however, that in connection with the performance of such work, Tenant shall not interfere with or delay the completion of the Tenant Improvements.

          7.2.  Notices.  All notices required under this Exhibit shall be sent
                -------
in the manner prescribed in Section 44 of the Lease but shall be addressed to the parties at the following addresses or at such other addresses as parties shall designate from time to time by written notice to the other parties:

               If to Tenant:
               ------------

               Farm Journal, Inc.
               230 West Washington Square
               Philadelphia, PA  19105
               Attention:  Mr. Michael Gart
                           Vice President of Finance and Operation

                                     8-10

               If to Tenant's Architect:
               ------------------------

               Deborah Meyer Associates, Inc.
               227 E. Lancaster Avenue
               Ardmore, PA  19003

               If to Tenant's Construction Representative:
               ------------------------------------------

               Smith Advisory Group
               1650 Market Street, Suite 3000
               Philadelphia, PA  19103
               Attention:  Mr. William R. Smith

               If to Landlord:
               --------------

               Centre Square
               c/o Metropolitan Life Insurance Company
               8300 Boone Blvd.
               Suite 750
               Vienna, VA  22182
               Attention:  Mr. Michael J. Curran, Esquire

               With a Copy to:
               --------------

               The Galbreath Company
               2000 Market Street
               14th Floor
               Philadelphia, PA  19103
               Attention:  Mr. Wayne Hunt

               If to Landlord's Construction Representatives:
               ---------------------------------------------

               The Galbreath Company
               2000 Market Street
               14th Floor
               Philadelphia, PA  19103
               Attention:  Mr. William Aldrich

          In addition to the foregoing, Landlord and Tenant shall provide each other with additional names and addresses of relevant parties from time to time as necessary.

                                     8-11

                                  Schedule I
                                  ----------



                     List of Qualified General Contractors


Barclay White Inc.

Turner Construction Company

Intech Construction Inc.

Clemens Construction

                                     8-12

                                   EXHIBIT 9

                 STANDARDS FOR WORK TO BE PERFORMED BY TENANT

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      and

                          Farm Journal, Inc., TENANT



A.   Prior to commencing any work under either Section 9 of this Lease or
     Section 7.1 of Exhibit 8 of this Lease (referred to collectively hereinafter as the "Tenant's Work"), Tenant shall obtain the approval of Landlord, in writing, of the specific work it proposes to perform. In connection with any request for Landlord's approval, Tenant shall submit to Landlord reasonably detailed plans and specifications for the proposed Tenant's Work, which shall include all of the detail described in Section 6(A)(i) through (x) of the Lease, if applicable. (The foregoing requirements shall not apply, however, to any Alteration which is not a Material Alteration.) All architects, engineers and other design professionals engaged in connection with the Tenant's Work shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld.

B. All construction managers, contractors, subcontractors, and sub-subcontractors engaged in connection with the Tenant's Work (collectively, the "Tenant's Contractors" and individually, a "Tenant's Contractor") shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. To the end that there shall be no labor disputes which would interfere with any construction occurring in the Complex or the operation thereof, or any part thereof including, but not limited to, the Leased Premises, in performing any work in or about the Leased Premises. Tenant agrees to engage the services of only such contractors and subcontractors as will work in harmony and without causing any labor dispute with each other, with Landlord's contractors and subcontractors and with the contractors and subcontractors of all others working in or upon the Complex or any part thereof. Tenant shall employ and shall require Tenant's Contractors to employ only such labor as will work in harmony and without causing any labor dispute with all other labor then working in the Complex or any part thereof including, but not limited to, the Leased Premises. Furthermore, all Tenant's Contractors shall be licensed by the authority having jurisdiction over the appropriate profession.

                                      9-1

C. Prior to commencing the Tenant's Work, Tenant shall obtain all permits required by any governmental authority having jurisdiction and shall deliver copies thereof to Landlord. All of the Tenant's Work shall be done in accordance with the plans approved by Landlord, the requirements of all applicable laws, ordinances, regulations, codes and other requirements of governmental authorities and with the regulations of Landlord's underwriter. In addition, the Tenant's Work shall be performed in a thorough, first-class and workmanlike manner, shall incorporate only new materials and shall be in good and usable condition at the date of completion. At any time and form time to time during the performance of the Tenant's Work, Landlord, Managing Agent, Landlord's architect and Landlord's general contractor may enter upon the Leased premises and inspect the Tenant's Work and take such steps as they may deem necessary or desirable to assure the proper performance of the Tenant's work and/or for the protection of the Complex and/or any premises adjacent to the Leased Premises. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party.

D. All Tenant's Contractors shall maintain the following insurance coverages in the minimum amounts specified below or such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices:

     (i) Commercial General Liability Insurance including Products Completed Operation, Owners and Contractors Protective Liability and Broad Form Contractual Liability with the exclusion pertaining to explosion collapse and underground property damage hazards eliminated,

     (ii) Business Automobile Liability Insurance including owned, hired, and non-owned automobiles,

     (iii) Statutory Workers' Compensation Insurance, including occupational disease with employers' liability limits no less than mandated by statute,

     (iv) In addition to the foregoing insurance coverages, during the course of construction, Tenant or Tenant's general contractor or construction manager shall maintain "All-risk" builder's risk insurance for the full replacement cost of the Tenant's Work.

The insurance identified under D(i) and (ii) above shall (a) be in such amounts as may be reasonably determined by Landlord (but not less than $1,000,000 or more than $5,000,000), depending on the scope and nature of the Tenant's Work,
(b) name Landlord, Managing Agent and any other parties designated by Landlord as additional insureds, (c) be in companies licensed to do business in Pennsylvania and reasonably satisfactory to Landlord, and (d) provide that the policies will be changed, canceled or expire until at least thirty (30) days prior written notice has been given to Landlord. Evidence of all coverage shall be delivered to Landlord prior to any such contractor or subcontractor commencing in the Leased Premises. The Liability of Tenant, its contractors and subcontractors shall not be limited because of the insurance required hereunder nor to the amounts thereof nor because of any exclusions from coverage in any insurance policy.

                                      9-2

E. Unless Tenant or its general contractor or construction manager provides payment and performance bonds for the full cost of the Tenant' Work, each contract and subcontract providing for material and/or services with a value in excess of $25,000 shall require the Tenant's Contractor thereunder to obtain payment and performance bonds in the full amount of its contract or subcontract. All bonds required pursuant to this provision shall be in form reasonably acceptable to Landlord, shall be issued by reputable surety companies licensed to do business in Pennsylvania and shall name Landlord and Tenant as obligees.

F. Tenant shall comply with all procedures and policies established by Landlord from time to time relating to construction by tenants in the Complex. Tenant has received a copy of Landlord's "Handbook of General Requirements--Tenant Improvements and Alteration Projects" and shall comply therewith.

G. The Tenant's Work shall be coordinated with all work being performed by Landlord and other occupant of the Complex to the end that the Tenant's Work will not interfere with the operation of the Complex or interfere with or delay the completion of any other construction within the Complex. Each Tenant's Contractor shall comply with all procedures and regulations prescribed by Landlord or its Management Agent for integration of the Tenant's Work with that to be performed in a manner so as not to disturb or annoy other tenants or occupants of the Complex and shall be performed only during such hours and under such conditions as shall be established by Landlord.

H. Tenant shall cause each Tenant's Contractor to provide picture I.D. badges for all employees. Individuals without proper I.D. badges may be required to leave the Complex. Employees of Tenant's Contractors shall not enter any portion of the Complex (other than the leased Premises, loading dock, dumpster areas, freight elevators and designated washrooms) whether occupied or unoccupied, without prior written notification to and approval from Landlord's Managing Agent. Tenant shall cause Tenant's Contractors to comply with all reasonable rules and regulations established by Landlord in connection with the Operation of the Complex.

I. Tenant shall cause Tenant's Contractors to (i) take all precautions necessary for the prevention of accidents and for the safety of persons and property, (ii) comply with all applicable laws, ordinances, rules, regulations, and orders of any public authority relating thereto, and (iii) promptly report to Landlord any injury and furnish Landlord a written accident report within 24 hours of the accident and a copy of the accident report filed with its insurance carrier at the time of filing of such report.

J. Tenant and Tenant's Contractors shall be responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant's work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any part of the Complex, including the Leased Premises. It shall be Tenant's responsibility to cause each of Tenant's Contractors to maintain continuous protection of the Tenant's Contractor to properly protect the Tenant's Work. Any damage caused by

                                      9-3

     Tenant's Contractors to any portion of the Complex or to any property of Landlord or of any occupant or tenant or the Complex shall be repaired to its condition prior to such damage at no expense to Landlord.

K. Tenant shall cause Tenant's Contractors to (i) keep the Leased Premises and adjacent areas, as well as the loading dock, elevators, logistic areas and surrounding areas, free from accumulations of waste material or rubbish,
     (ii) keep dirt and dust from infiltrating into adjacent tenant, common and mechanical areas, (iii) protect the front and top of all perimeter HVAC units and thoroughly clean them upon completion of work, (iv) block off supply and return grills, diffusers and ducts to keep dust from entering into the building HVAC system, (iii) for with remove al rubbish, tools, equipment and materials from in and about the Leased Premises and the Complex upon completion of the work.

L. Tenant's Contractors may not use any space within the Complex for storage handling or moving of materials or equipment and/or for the location of a field office or facilities for the employees of such contractor or subcontractor without obtaining Landlord's prior written approval for each such use. If any Tenant's Contractor shall use any space in the Complex for any or all of the aforesaid enumerated purposes or any other similar purpose without obtaining Landlord's written approval therefor, Landlord shall have the right to terminate such use and remove all of such Tenant's Contractor's materials, equipment and other property from such space, without Landlord being liable to Tenant and/or to such Tenant's Contractor, and the cost of such termination and/or removal shall be paid by Tenant to Landlord.

M. Tenant shall secure from all Tenant's Contractors, and shall cause to be properly filed prior to the commencement of any of the Tenant's Work, effective waivers of mechanics liens. Copies of filed waivers shall be delivered to Landlord prior to the commencement of any of the Tenant's Work.

N. Tenant shall promptly pay all Tenant's Contractors. Should any lien be made or filed in connection with the Tenant's Work, Tenant shall bond against or discharge the same within forty-five (45) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under this Lease, as law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

O. Nothing set forth in this Lease shall be deemed or construed as (i) a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any

                                      9-4
     specific or general improvement, alteration or repair of or to the Leased Premises or of or to the Complex or any improvement therein, or to any part thereof; or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Leased Premises, the Complex or any part thereof. Notwithstanding anything in this Lease nor any other writing signed by Landlord to the contrary, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was for the immediate use or benefit of Landlord.

P. Tenant shall pay Landlord promptly upon being billed therefor for the cost of any work or services provided by landlord in connection with the Tenant's Work, including, without limitation the cost of (i) any architectural or engineering consultants engaged by Landlord to review the Tenant's plans and specifications and the Tenant's Work, (ii) all structural, mechanical, plumbing, electrical, fire protection and other work required to extend or adapt Landlord's systems to the Tenant's Work,
     (iii) hoisting, rubbish removal (including the cost of renting and removing dumpsters and disposing of contents) and utilities. In addition to the foregoing, upon completion of each Material Alteration, Tenant shall pay Landlord a fee in the amount of three percent (3%) of the cost of all Tenant's Work included in such Material Alteration.

Q. Upon completion of the Tenant's Work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of liens and receipted bills covering all labor and materials.

R. Within ninety (90) days after any Material Alternation has been completed. Tenant shall provide Landlord with a complete set of reproducible, record drawings for the Leased Premises showing as-built conditions.

S. Tenant shall indemnify, defend and hold harmless Landlord, its agents, contractors and employees from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to, reasonable attorneys' fees, arising out of or resulting from the negligence or willful misconduct of Tenant, Tenant's Contractors, or their respective agents or employees. Tenant shall provide or caused to be provided in all contracts with each Tenant's Contractor that such Tenant's Contractor shall indemnify, defend and hold harmless Landlord, its agents and employees, from and against all claims, damages, liabilities, losses and expenses of whatever nature, including but not limited to, reasonable attorneys' fees, arising out of or resulting from the negligence or willful misconduct of such Tenant's Contractor or its agents or employees in connection with the performance or the Tenant's Work. The foregoing indemnities shall be in additions to the insurance requirements set forth in Section D of this Exhibit and shall not be in discharge or substitution of same, and shall not be limited in any way by any limitations on the amount or type of damages.

                                      9-5

                                 EXHIBIT 11.1

                              HVAC SPECIFICATION

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT


     The Complex HVAC System shall provide during Business Hours the following temperature conditions in the Leased Premises:

          (i) Cooling -- not to exceed 76 (degrees) F dry bulb with 50 percent relative humidity, when outside conditions are not above 90 (degrees) F, dry bulb and 74 (degrees) F wet bulb outside conditions 2 1/2% design dry bulb and mean coincident wet bulb. ASHRAE 1989; heating -- not less than 68 (degrees F interior temperature, when outside conditions are not below 14 (degrees) F dry bulb,; 97 1/2% design dry bulb, ASHRAE 1989.

          (ii) The air conditioning systems will provide air of not less than the following amount per floor:

          (A)  North side fan system--

               7110 CFM to interior zone, 570 CFM to elevator lobbies.

          (B)  South side fan system--

               7485 CFM to interior zone.

          (C)  Induction units--

               6660 CFM.

                                    11.1-1

                                 EXHIBIT 11.2

                           JANITORIAL SPECIFICATIONS

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT


NIGHTLY CLEANING

     Sweep floors with treated mop to maintain in clean condition throughout the Complex, including Tenant space, entrance foyers, lobbies and vestibules and all common areas, including building corridors, all stone, ceramic tile, marble, terrazzo, asphalt tile, linoleum, rubber vinyl and other type flooring to insure dust-free floors with special attention given to hard-to-reach areas.

     If carpeted, vacuum and spot clean carpets of all split-floor, multi-tenanted corridors nightly, thoroughly clean and shampoo as needed.

     If resilient tile, clean and buff wax floors of all common corridors so as to maintain a clean and highly-polished surface. Strip and re-wax as needed. All elevator corridors and car thresholds and saddles are to b cleaned and polished to remove all stains and dirt, paper clips, cigarettes or other similar debris.

     Clean and wash and scrub weather mats, as needed.

     Keep locker and slop sink rooms in clean and orderly condition.

     Wipe clean all metal door knobs, kick plates, directional signs, door saddles, mail chutes and all metals.

     Upon completion of all nightly chores, all lights shall be turned off, doors locked and offices left in a neat and orderly condition. Venetian blinds shall be lowered and tilted to keep out the sun. All slop sinks, locker area and other utility areas shall be cleaned thoroughly and cleaning equipment stored in a central location.

     Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc.

                                    11.2-1

     Empty and clean all wastepaper baskets and disposal receptacles (damp dust as necessary). Install liners, if provided by tenant, as necessary.

     Clean all cigarette urns and replace sand or water and ash trays as necessary.

     Collect and remove wastepaper, cardboard boxes and waste material to designated area.

     Move and dust under all desk equipment, ash trays and telephone and other similar equipment, replacing and dusting said equipment using treated cloth.

     Sweep private stairways and wash as necessary, vacuum carpeted stairways, dust hand rails, balustrades and stringers as necessary.

     Dust and wipe clean all furniture, fixtures, shelving, desk equipment, telephones, cabinets, window sills, door casings, map boards and clean all glass tables and desk tops with impregnated cloths as needed.

     Dust and clean all chair rails, paneling, trim, door and other architectural louvers, lattices and ornamental work, grilles, pictures, vinyl or fabric of chairs and settees, ventilating louvers, charts, baseboards; spot clean doors, walls and woodwork, as well as all directory board glass and display glass. Wash as needed.

     Removal of all finger marks, smudges, scuff marks, gum or foreign matter form glass desk tops, glass table tops, glass entrances, private entrances to offices and elevator doors, glass directory boards, mail chutes (if any), metal partitions and other marks from walls, window sills, frames and other similar surfaces and glass tables as necessary. Clean glass entrance doors nightly.

     Scour, wash clean all water fountains and coolers, emptying waste water as needed.

     Wash window sills and frames, convectors and convector covers and removal of all ink stains and smudges, as necessary.

     Mop up and wash floors for coffee stain spills, smears and foot tracts throughout, including Tenant's spaces, as needed.

     Dust and wash all closet and coatroom shelving, coatroom shelving, coat racks and flooring. Wash all chalk boards.

     During the performance of all nightly chores, all unnecessary lights shall be switched off.

                                    11.2-2

LAVATORIES AND RESTROOMS

A.  NIGHTLY

     Sweep, rinse, scrub and/or wash and dry all flooring with approved germicidal detergent solution using spray tank method, to remove all spills, urine stains, smears scuff marks and foot tracks throughout.

     Wash and polish all mirror, powder shelves, bright work, enamel surfaces, including flushometers, piping, toilet seat hinges and all metals.

     Scour, wash and disinfect all basins, bowls, and urinals with approved germicidal detergent solution, including tile walls near urinal.

     Wash both sides of all toilet seats with approved germicidal detergent solution.

     Disinfect and damp wipe and wash all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles. Empty and clean paper towel and sanitary disposal receptacles.

     Remove wastepaper and refuse, including soiled sanitary napkins to a designated area. All wastepaper receptacles to be thoroughly cleaned and washed.

     Fill and maintain mechanical operation of all toilet tissue holders, soap dispensers, tower dispenser and sanitary napkin dispensers. The filling of such receptacles to be in such quantity as to last the entire business day wherever possible.

     Remove stains as necessary, clean underside of rims of urinals and bowls.

     It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors. If disinfectants are necessary, an odorless disinfectant shall be used.

     Wash and wax, if applicable, all tile floors or vacuum and remove spots, if carpeted.

B.   PERIODIC CLEANING, LAVATORIES

     Machine scrub flooring, as necessary, but no less than weekly, with approved germicidal detergent solution.

     Scrub, wash and polish al partitions, tile walls and enamel surfaces from ceiling to floor as necessary, but not less than once every two (2) weeks during proper disinfectant, graffiti to be removed nightly.

     Wash all lighting fixtures, as necessary, but not less than twice a year.

     Do all high dusting once a month.

                                    11.2-3

     Wash all painted, vinyled and tiled wall surfacing as needed, but not less than once every two months.

     Clean and disinfect all equipment drains.

     Vacuum and wash all ceiling, including washable acoustical tile, as necessary, but not less than four times a year.

     Clean urinals and bowls with scale-solvent as needed, but not less than once a week.

COMMON AREAS

A.   NIGHTLY

     Sweep and wash flooring, vacuum carpeting (if applicable).

     Sweep, vacuum and spot clean and scrub, as required, all mats and lobby runners.

     Pick up and put out rain mats, when necessary, making sure they are clean at all times.

     Clean all cigarettes urns and replace sand or water as necessary.

     Maintain floors in elevator cabs as needed and clean thoroughly. If carpeted, remove soluble spots which safely respond to standard spotting procedure without risk of injury to color or fabric. Cabs to be vacuumed nightly. Remove all chewing gum to floors, walls and rails, nightly.

     Clean entrance door glass.

     Dust and rub down elevator doors, mail depository and walls, metal work and saddles in elevator cabs.

     Maintain metal work thorough out, including elevator cabs and all lobby bright metal by cleaning and polishing, as necessary.

     Clean telephone booths, storage rooms, freight elevators, lobby consoles, information directories, perimeter heating grilles.

     Vacuum elevator door tracks and saddles. Treat and polish all wood, synthetic paneling and metal work in the elevator cabs as necessary. Sweep and clean elevator passenger pits weekly; freight elevator pits nights. (Re-lamp lobby lighting and clean fixtures and ceiling, as needed).

B.   PERIODIC CLEANING

     Machine scrub flooring as necessary, and apply appropriate approved coating or sealant to maintain luster as needed.

                                    11.2-4

     Clean lights, globes, diffusers and fixtures as often as necessary. Wash lighting fixtures, as necessary, but not less than twice a year.

     Dust down and wash lobby and stairway walls, steps and stringers, as necessary, but not less than once per month.

     Rub down metal and other high-level bright work, as necessary.

     Shampoo carpets in elevator cabs not less than weekly, including spare carpets, if made available for replacement. Shampoo lobby corridor carpet, if applicable, as needed. Remove all necessary soluble spots which safely respond to standard spotting procedure without risk or injury to color or fabric.

HIGH DUSTING

A.   OFFICE AREAS

     Do all high dusting monthly unless otherwise specified including the following:

          Vacuum and dust all pictures, frames, charts, graphs and similar wall hangings and other items not reached in nightly cleaning. Damp dust as required.

          Vacuum and dust all vertical surfaces such as walls, partitions, doors, bucks and ventilating louvers, grilles, high moldings and other surfaces not reached in nightly cleaning.

          Dust all venetian blinds.  Dust all window frames.

          Dust exterior of lighting fixtures.

          Wash all furniture glass, as needed.

          Vacuum and dust ceiling tiles around ventilators and clean air conditioning diffusers, as required.

FLOOR MAINTENANCE

A.   COMMON AREAS

     Wash, strip, wax, buff and polish all tile floors of all common areas so as to maintain a highly polished surface at all times, as needed. No floor finish or sealer, however, shall be applied to any marble or granite floors on the main level or any other level of the building without specific written authorization.

     Scrub, wash, strip or coat with appropriate approved sealant, buff and polish all other flooring (stone, marble, travertine, etc.) as necessary to maintain in clean and bright condition.

                                    11.2-5

B.   GENERAL

     A non-staining floor finish that provides a high degree of slip prevention shall be used in all floor maintenance work.

     Wash and wipe clean all base boards, saddles, kick plates, etc. during nightly cleaning operations.

MISCELLANEOUS PERIODIC CLEANING (to be performed as needed unless otherwise specified, but not less than once each week or as hereinafter provided):

A.   OFFICE AREAS, CORRIDORS AND STAIRWELLS

     Sweep all building stairways, dust rails and fire equipment. Mop as needed.

     Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work including trim and hardware, as necessary.

     Elevators (including freight elevators), office and utility doors on all floors to be checked for general cleanliness as necessary.

     Clean and sweep all vacant areas.

     Clean glass entrance doors, as needed, not less than nightly.

     Once a week, dust and wash all door louvers and other ventilating louvers within reach.

     Wash and remove all fingermarks, ink stains, smudges, scuff marks and other marks from metal partitions, sills, all vertical surfaces (doors, walls, window sills), including elevator doors and other surfaces, as necessary.

     All granite and/or travertine walls, elevators, stairways, office and utility doors to be washed as necessary using clear water and approved cleanser.

     Dust and clean electric fixtures, all baseboards and any other fixtures or fittings in common corridors, as necessary, but no less than once a week.

     Vacuum clean and polish cars and corridor saddles of elevator doors on all floors as needed.

WINDOW CLEANING

     Wash and clean all vision glass, inside and outside. Wash all spandrel glass and keep all metal, mullions and sash free from water stain and wiped down during exterior cleaning operation. Frequency will be four times per year.

                                    11.2-6

     Building entrance doors and lobby glass shall be cleaned daily and keep in clean condition at all times during the day.

                                    11.2-7

                                 EXHIBIT 11.3

                            SECURITY GUARD SERVICE

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                           Farm Journal, Inc. TENANT


          Landlord shall provide security guard service 24 hours per day, seven days a week as follows:

          Security Control Center Operator -- Monitor all equipment in the
          --------------------------------
          control center and dispatch guards.

          West Tower Security Station -- Monitor West Tower activity and serve
          ---------------------------
          as West Tower after hours check point.

          East Tower Security Station -- Monitor East Tower activity and serve
          ---------------------------
          as East Tower after hours check point.

          Roving Guard -- Perform Complex security tours of garage, building
          ------------
          exterior, lobby, concourse, galleria and both towers.

                                    11.3-1

                                  EXHIBIT 19

                             RULES AND REGULATIONS

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                           Farm Journal, Inc. TENANT


1. Tenant shall not obstruct the sidewalks, driveways, entrances, lobbies, elevators, vestibules, stairways, corridors or halls of the Building complex or use them for any purpose other than ingress to and egress from the Leased Premises.

2. Tenant shall not place anything on the exterior surfaces of the Building Complex. The window, skylights, doors and transoms which admit light from outside the Leased Premises shall not be covered or obstructed by Tenant. Without limiting the generality of the foregoing, no window shares, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on windows or in any of the window spaces, without the prior written approval of Landlord.

3. All electric fixtures hung by Tenant in offices or spaces along the perimeter of the Leased Premises must be fluorescent, and of a quality, type, design and bulb color approved by Landlord.

4. No sign, lettering, insignia, advertisement or notice shall be inscribed, painted, installed or placed in any of the following locations without the prior written approval of Landlord: (a) outside of the Leased Premises;
     (b)any window or window space; and (c) any part of the Leased Premises which is visible from outside of the Leased Premises.

5. Tenant shall use the electrical, mechanical, plumbing, and other Building/Complex systems, fixtures and apparatus only for such purposes as they are intended. Without limiting the generality of the foregoing, Tenant shall not dispose of sweepings, rubbish, rags, ashes, coffee grounds, acids or harmful substances in the Building plumbing systems. Tenant shall not enter any electrical, mechanical or telephone closets (whether inside or outside of the Leased Premises) without the prior written approval of Landlord. Tenant shall not enter upon the roof of the Building/Complex at any time.

6. Tenant shall not lay floor tile or any other floor covering in the Leased Premises without the prior written approval of Landlord.

                                     19-1

7. Tenant shall not install any signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices without the prior written approval of Landlord and then only in accordance with such reasonable requirements and procedures as Landlord may impose. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which the wires lead and the purpose for which the wires are used.

8. Tenant shall not at any time bring into or keep upon the Leased Premises any substance or material which is flammable, combustible, caustic, poisonous, hazardous, explosive, or which has an offensive odor.

9. No additional locks or bolts of any kind shall be placed upon any doors or windows, nor shall any changes be made in existing locks or the mechanics thereof (whether operated by keys, entry cards or otherwise). At the end of the Term, Tenant shall surrender all keys, entry cards and other means of unlocking all locks. Landlord and the managing agent may at all times keep pass keys, entry cards or other means of opening all locks into or on the Leased Premises.

10. No bicycles or vehicles of any kind may be brought into the Leased Premises or the Building/Complex by Tenant.

11. Tenant shall not bring into or keep in the Leased Premises any birds, fish or other animals of any kind (other than a seeing eye dog for a blind person).

12. Landlord may require persons in or entering the Building/Complex to comply with security policies of the Building/Complex and reserves the right to bar or limit access to the Building/Complex for the safety of occupants or protection of property. Landlord, is not, however, responsible for the theft, loss of damage of any property. Any persons in the Building/Complex may be subject to identification by Landlord.

13. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Tenant shall see each day that the lights are turned off and the doors securely locked before leaving the Leased Premises.

14. Tenant shall not engage in, and shall cooperate with Landlord in attempting to prevent, canvassing, soliciting and peddling in the Building/Complex.

15. Tenant shall give immediate notice to Landlord in case Tenant becomes aware of any unauthorized solicitation, accident or casualty, theft or other crime, dangerous or defective condition or emergency situation in the Leased Premises or the Building/Complex.

16. No freight, furniture or bulky matter of any kind of Tenant shall be received into the Building/Complex or carried up or down in the elevator or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the

                                     19-2
     right to prescribe the manner in which the same shall be brought into or taken out of the Building/Complex. Moving will not be permitted during normal business hours. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require. The cost of repairing any damage to the Building/Complex caused by any item being brought into the Building/Complex for or by Tenant shall be paid by Tenant.

17. If Tenant wishes to move any freight, furniture or other bulky matter into, out of or between floors within the Building/Complex. Tenant must notify Landlord at least one week in advance of its intended move. Such notification shall include the proposed date and time of the move and a description of the property to be moved.

18. The Building/Complex loading docks may be used only for loading and unloading procedures. Tenant may not use the loading dock area for parking. Tenant may not place any dumpsters at the loading docks or any portion of the property without the prior written approval of Landlord.

19. Tenant shall not place, leave or discard rubbish, paper, refuse or any objects of any kind whatsoever outside the Leased Premises.

20. Tenant shall not do anything which would disturb other tenants of the Building/Complex or which would obstruct or interfere with the rights of other tenants of the Building/Complex. Without limiting the generality of the foregoing, Tenant shall not make excessive noises, create any offensive odors, or use any electrical or mechanical equipment that emits excessive sound or other waves or that would interfere with the operation, reception or broadcasting of any equipment from or within the Building/Complex.

21. Tenant shall not serve or permit the serving of alcoholic beverages in the Leased Premises unless Tenant shall have procured host liquor liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds.

22. Tenant shall not conduct a restaurant, luncheonette or cafeteria for the sale or service of foods or beverages to its employees or others. Nor shall Tenant operate a stove or allow cooking of any kind (other than in a microwave oven) on the Leased Premises. Tenant shall not install or operate, or permit the installation or operation of any vending machines on the Leased Premises without the prior written approval of Landlord.

23. Tenant shall not keep upon or attached to the Leased Premises any furniture, fixtures or equipment which is subject to a security interest or security agreement. All furniture and equipment located on the Leased Premises shall be owned or leased by Tenant, but no property may be leased by Tenant with the understanding that it is exempt from levy for rent or other charges of Landlord. Without limiting the generality of the foregoing,

                                     19-3

     Tenant shall not execute or deliver any security agreement or financing statement which may be considered a lien on the Leased Premises or the Building/Complex.

24. The Building/Complex is a non-smoking building. This means that smoking is not permitted in any common areas, including, without limitation, the restrooms and corridors on multi-tenant floors, elevators, lobbies, stairways, fire towers, patios and vestibules of the Building/Complex.

25. Landlord reserves the right at any time and from time to time, to rescind, alter, waive, modify, add to or delete, in whole or in part, any of these rules and regulations, provided, however, any additions or modifications shall apply to all office tenants generally. In the event of any conflict between the express provisions of the Lease and such additions or modifications, the Lease shall control. Tenant shall not have any rights or claims against Landlord by reason of non-enforcement of these rules and regulations against tenant, and such non-enforcement will not constitute a waiver as to Tenant.

                                     19-4

                                  EXHIBIT 24

                             ESTOPPEL CERTIFICATE

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT

FARM JOURNAL, INC. ("Tenant"), the tenant under a certain Office Lease Agreement
("Lease") dated              with Centre Square ("Landlord"), as landlord, for
certain premises (the "Leased Premises"), situate at 1500 Market Street, Philadelphia, Pennsylvania, for good and valuable consideration, and intending to be legally bound, hereby certifies to Landlord that:


     (1) The Lease executed by Tenant and attached hereto is a true, complete and correct copy of the Lease, and there has been no amendment, modification or supplement of any kind of nature varying the stated terms and conditions thereof, except as so attached;

     (2)  The Lease is presently in full force and effect;

     (3)  The Lease Term commenced on             and full rental is now
          accruing thereunder; and the Lease Term expires              ;

     (4) Tenant has accepted possession of the Leased Premises, and any and all improvements thereto required to be made by Landlord have been completed in accordance with the Lease;

     (5) No Rent under the Lease has been paid more than thirty (30) days in advance of its due date;

     (6) Tenant, as of this date, has no charge, lien, claim or offset under the Lease or otherwise, against rents or other charges due or to become due thereunder;

     (7) All Annual Fixed Rent and Additional Rent due and payable under the Lease by Tenant have been paid up to ________ except escalation, if any, not yet billed by Landlord;

     (8) No notice has been received by Tenant of a failure to perform or a violation of any term, covenant or condition under the Lease which has not been cured by Tenant;

                                     24-1

     (9) Tenant has not given Landlord any notices of defaults by Landlord under the Lease which have not been cured, and there are no defaults by Landlord under the Lease as of the date hereof;

     (10) Landlord is holding a security deposit as security for the performance of Tenant's obligations under the Lease in the amount of $________;

     (11) Tenant has no option or right to purchase property of which the Leased Premises is a part, or any part thereof.

DATE:                                       TENANT:

                                            FARM JOURNAL, INC.


                                            BY:_________________________________

                                     24-2

                                  EXHIBIT 25

                   GROUND LESSOR'S NON-DISTURBANCE AGREEMENT
                                      AND
                         LESSEE'S AGREEMENT TO ATTORN


     THIS AGREEMENT, made this ____ day of ___________, 1995, by and between Centre Square Two, a general partnership (the "Major Lessor") and Farm Journal, Inc., a ________________ corporation, currently having a place of business at 230 West Washington Square, Philadelphia, PA 19105 (the "Tenant").

                             W I T N E S  E T H :

     WHEREAS, Tenant has entered into a certain lease, of even date herewith (the "Lease") with Centre Square as landlord (the "Landlord"), covering certain space (the "Leased Premises"), in the West Tower of the Complex located at 1500 Market Street, Philadelphia, Pennsylvania (the "Complex"); and

     WHEREAS, the Complex is subject to a prior Ground Lease dated November 12, 1970 (the "Ground Lease") with respect to the land described in Exhibit "A" attached hereto, from the Trustees of The General Electric Pension Trust (the "Original Lessor") to Centre Square, Inc. and Tishman Construction Company of Pennsylvania, Inc. (collectively, the "Original Lessee"), a memorandum of which Ground Lease was recorded on 11/19/70 in Deed Book PLMcS 163, Page 432, as amended by Agreement dated 12/26/73, recorded 1/1/74 in Deed book DDC 539, Page 571 in the Philadelphia Office of the Recorder of Deeds and the Second Amendment to Lease dated July 28, 1992 recorded August 4, 1992 in Deed Book VCS126, page 479, in the Philadelphia Office of the Recorder of Deeds; and

     WHEREAS, Major Lessor has succeeded to the interest or Original Lessor under the Ground Lease; and

     WHEREAS, Landlord has succeeded to the interest or Original Lessor under the Ground Lease; and

     WHEREAS, Tenant has requested that Major Lessor agree not to disturb Tenant's possessory rights in the Leased Premises in the event Major Lessor should terminate the Ground Lease provided that Tenant is not in default under the Lease and provided that Tenant attorns to Major Lessor; and

     WHEREAS, Major Lessor is willing to so agree on the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and TEN ($10.00) DOLLARS and other good and valuable consideration each to the other


                                     25-1
in hand paid, receipt of which is hereby acknowledged, Major Lessor and Tenant hereby agree as follows:

     1. The Lease is and shall be subject and subordinate in all respects to the Ground Lease and to any renewals, modifications or extensions of the same.


     2. If there is no "Event of Default" by Tenant under and as defined in the Lease (i) Tenant shall not be made a party in any action or proceeding by Major Lessor to recover possession of the Complex, (ii) Tenant's possession and use of the Leased Premises shall remain undisturbed regardless of any action taken by Major Lessor, and (iii) the provisions of the Lease, and all of Tenant's rights and privileges thereunder, shall remain in full force and effect regardless of any action taken by Major Lessor.

     3. Upon request by Major Lessor, or any subsequent owner, Tenant will execute a written agreement, pursuant to which Tenant shall (i) attorn to Major Lessor or any such subsequent owner, (ii) affirm Tenant's obligations under the Lease, and (iii) agree that, in the event of a default by Landlord under the Ground Lease, and following written notice thereof from Major Lessor to Tenant, Tenant shall pay to Major Lessor all rentals and charges then due or to become due as they become due to Major Lessor or such subsequent owner. Landlord hereby authorized Tenant to make such payments to Major Lessor and agrees that if Tenant pays any sum required under the Lease to Major Lessor pursuant to this Section, such payment shall discharge Tenant's obligation to pay such sum to Landlord under the Lease.

     4. No modification, amendment, waiver of release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid, or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

     5. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Major Lessor under the Ground Lease, all obligations and liabilities of Major Lessor under this Agreement shall terminate and thereupon all such obligations and liabilities under this Agreement shall be the responsibility and obligation of the party to whom Major Lessor's interest is assigned or transferred without the need for such party to execute any other documents.

     6. Notwithstanding anything contained herein to the contrary, upon the termination of the Ground Lease, Major Lessor shall not be (i) liable for any act or omission of Landlord under the Lease, (ii) liable for the performance of Landlord's covenants under the Lease which arise and accrue prior to Major Lessor succeeding to the interest of Landlord under the Lease, (iii) subject to any offsets or defenses which Tenant may have at any time against any prior Landlord, (iv) bound by any rent which Tenant may have paid previously for more than one month in advance, (v) liable for the return of any security deposit which it did not actually receive, or
     (vi) bound by any rent amendment or modification of the Lease relating to the reduction of rent, shortening of term or effecting

                                     25-2
     a cancellation or surrender thereof made without the consent of Major Lessor. The provisions of this Section 6 shall not be enforceable by or applicable to Major Lessor or any holder of Major Lessor's interest in the Ground lease so long as such entity is an Affiliate of the then holder of the interest of Landlord under the Lease. "Affiliate" as used herein shall mean any entity which controls, is controlled by, or is under common control with, Landlord. "Control," as such concept is used in the immediately preceding sentence, shall mean the power to directly or indirectly direct or cause the direction of the management or policies of Landlord or other applicable entity.

     7. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

     8. Tenant covenants and acknowledges that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Leased Premises or the rental property of which the Leased Premises are a part, or any portion thereof or any interest therein and to the extent that Tenant has had, or hereafter acquires any such right or option, the same is hereby acknowledged to be subject to and subordinate to the Ground Lease and is hereby waived and released as against Major Lessor.

     9. Anything herein or in the Lease to the contrary notwithstanding, in the event that Major Lessor shall acquire title to the Complex. Major Lessor shall have no obligation, nor incur any liability beyond Major Lessor's then interest, if any, in the Complex and Tenant shall look exclusively to such interest of Major Lessor, if any, in the Complex for the payment and discharge of any obligations imposed upon Major Lessor hereunder or under the Lease. Tenant agrees that with respect to any money judgment which may be obtained or secured by Tenant against Major Lessor. Tenant shall look solely to the estate or interest owned by the Major Lessor in the Complex or the real property of which the Complex is a part, or any portion thereof, or interest therein and Tenant will not collect or attempt to collect any such judgment out of any other assets of Major Lessor.

     10. This Agreement may be executed in counterparts, all of which taken together constitute the Agreement.

                                     25-3

     IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Agreement as of the day and year first above written.

                                       TENANT:

ATTEST/WITNESS                         FARM JOURNAL, INC.


By:__________________________          By:______________________________________
(Corporate Seal)                       Title:___________________________________

                                       MAJOR LESSOR:

                                       CENTRE SQUARE, TWO, a Pennsylvania
                                       partnership, by its authorized partner

                                            By: CENTRE SQUARE THREE, a
                                            Pennsylvania partnership, by its
                                            authorized partner

                                               By: CENTRE SQUARE FIVE, a
                                               Pennsylvania partnership, by its
                                               authorized partner

ATTEST/WITNESS                         METROPOLITAN LIFE INSURANCE
                                       COMPANY, a New York corporation


By:__________________________          By:______________________________________
(Corporate Seal)                       Title:___________________________________

                                       As to Section 3:

                                       CENTRE SQUARE, by its authorized
                                       general partner:

                                       METROPOLITAN LIFE INSURANCE
                                       COMPANY


                                       By:______________________________________

                                       Title:___________________________________

                                     25-4

COMMONWEALTH OF PENNSYLVANIA :
                             :  SS:
COUNTY OF PHILADELPHIA       :


               On this, the _____ day of _________, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared __________________, who acknowledged himself to be the __________________ of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, which is an authorized general partner of Centre Square, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       ___________________________________
                                       Notary Public
                                       My Commission Expires:

                                     25-5

COMMONWEALTH OF PENNSYLVANIA :
                             :  SS:
COUNTY OF PHILADELPHIA       :


               On this, the _____ day of _________, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared __________________, who acknowledged himself to be the __________________ of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, which is an authorized general partner of Centre Square Five, a Pennsylvania partnership, which is an authorized general partner of Centre Square Three, a Pennsylvania partnership, which is an authorized general partner of Centre Square Two, a Pennsylvania partnership, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       ___________________________________
                                       Notary Public
                                       My Commission Expires:

                                     25-6

COMMONWEALTH OF PENNSYLVANIA :
                             :  SS:
COUNTY OF PHILADELPHIA       :


               On this, the _____ day of _________, 1995, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared __________________, who acknowledged himself to be the __________________ of FARM JOURNAL, INC. a ___________ corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                       ___________________________________
                                       Notary Public
                                       My Commission Expires:

                                     25-7

                                 EXHIBIT 36.2

                             LOWER MEZZANINE WORK

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT



 .    Re-lamp all existing light fixtures, and re-ballast where needed.

 .    Remove old telephone controller equipment.

 .    Replace approximately fifty (50) ceiling tiles.

 .    Remove old phone jacks and install blank cover plates, approximately twenty
     (20).

 .    Replace missing electrical receptacle covers, approximately twenty (20).

 .    Patch approximately 100 SF of drywall partition.

 .    Reinstall one (1) light fixture.

 .    Replace approximately ten (10) prismatic fixture lenses.

 .    Repair or Replace binds as needed.

 .    Make existing floor coverings safe for use.

 .    Conform electrical outlets, switchplates and lighting fixtures within newly demised areas.

                                     36-2

                                 EXHIBIT 37.1

                         ADDITIONAL SPACE IMPROVEMENTS

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT


     A. GENERAL. Pursuant to Sections 37 and 38 of the Lease, Tenant has been granted, respectively, the Expansion Option and the Right of First Offer (collectively, the "Additional Space Rights," and individually, an "Additional Space Right"). If Tenant exercises an Additional Space Right, Landlord shall construct certain improvements (the "Additional Improvements") in the space leased by Tenant pursuant to the exercise of the Additional Space Right (the "Additional Space"). The cost of completing the Addition Improvements shall be paid for from the construction allowance to be provided by Landlord pursuant to paragraph E of this Exhibit (the "Addition Construction Allowance"), and to the extent hereinafter set forth, from Tenant's own funds. The Addition Improvements shall be constructed in accordance with the provisions of this Exhibit.

     B. PLANS. Within sixty (60) days following the exercise by Tenant of an Additional Space right, Tenant shall deliver to Landlord proposed plans for the construction of the Addition Improvements (the "Proposed Addition Plans"). The Proposed Addition Plans shall comply with the requirements of Section 2.2 of
Exhibit 8 and shall be subject to review and approval by Landlord in accordance with the provisions of Section 2.3 of Exhibit 8. The Proposed Addition Plans, as finally approved by Landlord, are referred to hereinafter as the "Final Addition Plans." The parties shall comply with the provisions of Section 2.3.3 of Exhibit 8 in connection with any proposed changes to the Final Addition Plans.

     Landlord, at Tenant's sole cost and expense, shall file (or cause the general contractor to file) the Final Additional Plans with the governmental agencies having jurisdiction and shall obtain all permits and approvals necessary for the construction of the Addition Improvements. The cost thereof may, at Tenant's election, be paid from the Addition Construction Allowance.

     C. THE CONSTRUCTION SCHEDULE. Following the submission and approval of the Proposed Addition Plans, the parties shall develop a reasonable schedule (the "Construction Schedule") for (i)solicitation of bids from prospective general contractors for the construction work included in the Addition Improvements; (ii) pre-bid meetings and interviews with prospective general contractors; and (iii) selection of the general contractor. The parties shall

                                    37.1-1
comply substantially with the procedures set forth in Article 3 of Exhibit 8 in connection with the foregoing.

     The Construction Schedule to be agreed upon by Landlord and Tenant shall also include dates for (i) submission by Landlord to Tenant of an estimate of construction costs; and (ii) substantial completion of the Addition Improvements. The date for substantial completion of the Addition Improvements shall be reasonably determined based upon the number of Rentable Square Feet in the Addition Space and the nature of the Addition Improvements. With respect to the Expansion Space leased by Tenant pursuant to Section 37 of the Lease, in no event shall Landlord be obligated to complete the Addition Improvements prior to the first day of the sixth lease year of the Term.

     D. COSTS. Landlord's costs in connection with the construction of the Addition Improvements (the "Addition Construction Costs") shall be determined in the same manner as set forth in Article 4 of Exhibit 8 with respect to Landlord's Construction Costs. Without limiting the generality of the foregoing, the Addition Construction Costs shall include a fee to Landlord in the amount of three percent (3%) of all construction costs in connection with the completion of the Addition Improvements.

     E. ADDITION CONSTRUCTION ALLOWANCE. Landlord shall pay the first monies expended for the Addition Construction Costs until the progress payments towards such costs equal the Addition Construction Allowance (as hereinafter defined) (less amounts advanced by Landlord for other purposes as set forth in paragraph F of this Exhibit). Thereafter, Tenant shall pay for all Addition Construction Costs as they are incurred by Landlord, within thirty (30) days after Tenant is billed therefor. Notwithstanding anything to the contrary set forth herein, at least eighty percent (80%) of the Addition Construction Allowance must be expended for Addition Construction Costs.

     The term "Addition Construction Allowance" shall mean the product of (i) the number of Rentable Square Feet in the Addition Space, and (ii) the number of months between the date that Tenant will commence paying Rent for the Addition Space (the "Addition Space Commencement Date") and the termination of the Initial Term (pro rated for any partial months), and (iii) $.25 (i.e., twenty-
                                                                 ----
five cents).

     F. USE OF CONSTRUCTION ALLOWANCE FOR OTHER PURPOSES. Tenant may use up to twenty percent (20%) of the Additional Construction Allowance for amounts paid or payable to unrelated third parties for the following purposes: (i) preparation of the Proposed Addition Plans and Final Addition Plans; (ii) the costs of obtaining all permits necessary for the construction of the Addition Improvements; (iii) purchase of furniture, fixtures and equipment for the Additional Space; and (iv) installation of data and telecommunications wiring and cabling in the Additional Space. Landlord shall advance the Addition Construction Allowance for such purposes in accordance with the procedures and requirements set forth in Section 4.5 of Exhibit.

     G. COMPLETION OF THE ADDITION IMPROVEMENTS. Landlord shall cause the general contractor to construct the Addition Improvements in a thorough, first-class and workmanlike manner, using only new materials, and in accordance with the Final Addition Plans. The date of


                                    37.1-2
substantial completion of the Addition Improvements shall be determined in accordance with the standards and procedures set forth in Section 5.2 and 5.4 of
Exhibit 8. Final completion of the Addition Improvements shall be completed within the time period set forth in Section 5.5 of Exhibit 8.

     As set forth in paragraph C of this Exhibit, the Construction Schedule to be agreed upon by Landlord and Tenant will include a reasonable date for substantial completion of the Addition Improvements (the "Scheduled Addition Space Commencement Date"). Landlord shall use commercially reasonable efforts to substantially complete the Addition Improvements by the Scheduled Addition Space Commencement Date. Landlord shall not, however, be subject to any liability to Tenant if Landlord fails to substantially complete the Addition Improvements by the Scheduled Addition Space Commencement Date. No such failure to give possession shall in any respect affect the validity of this Lease or any obligation of the Tenant hereunder. If the delay was not the result of a Tenant Delay, the Addition Space Commencement Date shall not be deemed to have occurred until the Addition Improvements are in the required state (unless Tenant takes possession of the Additional Space prior thereto for the operation of its business). In the event of any delay in the date of substantial completion as a result of a Tenant Delay, Tenant acknowledges that the Addition Space Commencement Date shall occur before the Additional Space has been delivered to Tenant for its occupancy.

     H. RENT CREDIT. In the event that the Addition Construction Allowance exceeds the amounts advanced by Landlord pursuant to paragraphs E and F of this
Exhibit 37, the amount of such excess shall be applied as a credit against the first installments of rent coming due under the Lease after the Scheduled Addition Space Commencement Date, until exhausted.


                                    37.1-3

                                 EXHIBIT 37.2

                  ANNUAL FIXED RENTS PER RENTABLE SQUARE FOOT

                   Attached to and made part of Lease dated

                                    Between

                            Centre Square, LANDLORD

                                      And

                          Farm Journal, Inc., TENANT

--------------------------------------------------------------------------------
Lease Year                                       Annual Fixed Rent
----------
--------------------------------------------------------------------------------
1                                                 $ 0.00
--------------------------------------------------------------------------------
2                                                 $13.50
--------------------------------------------------------------------------------
3-4                                               $14.00
--------------------------------------------------------------------------------
5                                                 $14.50
--------------------------------------------------------------------------------
6-9                                               $18.00
--------------------------------------------------------------------------------
10                                                $19.00
--------------------------------------------------------------------------------

                                    37.2-1

                                  EXHIBIT 42
                          SQUARE PLUS OPERATING CORP.
                     (DIVISION OF SQUARE INDUSTRIES INC.)
             N.W. CORNER 15TH & BANSOM STREETS, PHILA. PA.  19102
                TELEPHONE: (215) 684-4242  FAX: (215) 564-5209

                                 July 11, 1995



Chris Bloomfield
The Galbreath Company
Centre Square
1500 Market Street
Philadelphia, PA  19102

Re:  Centre Square Garage, tenant parking

Dear Chris:

Pursuant to our conversation, this letter will confirm that we will provide two
(2) unreserved parking spaces for ten (10) years at $250.00 per month, per space, and, we will provide four (4) reserved spaces for ten (10) years at $385.00 per month, per space.

In addition to the above, these spaces will be guaranteed at these market rates for two (2) additional five (5) year periods, contingent upon tenants renewal of leases.

All of the spaces referenced above will be billed to Metlife, c/o The Galbreath Company at your office.

We look forward to the successful completion of your agreement.

Sincerely,


Jim Corr
Vice President

                                      42